Exhibit 10.37

Net/Office/Laboratory	450 E. 29th St., NY, NY/ Kadmon Pharmaceuticals, LLC

LEASE AGREEMENT

THIS LEASE AGREEMENT is made as of this 28th day of October, 2010, by and between ARE-East River Science Park, LLC, a Delaware limited liability company (“Landlord”), and Kadmon Pharmaceuticals, LLC, a Delaware limited liability company (“Tenant”).

BASIC LEASE PROVISIONS

Address:                                               450 East 29th Street, New York, New York, 10016, also know as 504 First Avenue, New York, New York 10016.

Premises:                                         That portion of the Project, as shown on Exhibit A, known as the entire 16th floor of the Building (the “Shell Space”), which the parties agree contains 9,767 rentable square feet, and the entire 5th floor (the “Hotel Space”) of the Science Hotel (other than the Shared Lab Area situated on the fifth floor of the Building), which the parties agree contains 26,957 rentable square feet.

Shared Lab Area:                                           That portion of the Building on the fourth and fifth floors, as shown on Exhibit H.

Project:                                                   The Alexandria Center for Life Science — New York City, including the Land, all buildings (including the Building) and other improvements located (or to be located) thereon and appurtenances thereto.

Base Rent (Shell Space): $50,869.79, per month and $610,437.50 per annum, subject to adjustment in accordance with Section 4 below.

Base Rent (Hotel Space): $174,097.29 per month and $2,089,167.50 per annum, subject to adjustment in accordance with Section 4 below.

Base Rent: The sum of the Base Rent (Shell Space) and the Base Rent (Hotel Suite).

Building’s Share:                                              The proportionate share of the Project attributed to the Building, which shall be calculated as follows: (i) from the Commencement Date through the date (the “CO Date”) of issuance of a temporary or permanent certificate of occupancy for the core and shell of the West Tower of the Project (the “West Tower”), the Building Share shall be 90% and (ii) following the CO Date, the Building Share shall be the proportionate share of the rentable square feet in the Building to the total rentable square feet then in the Project, as determined in good faith by Landlord from time to time (which proportionate share following the CO Date is currently estimated by Owner to be 43.14%). Landlord agrees to notify Tenant of changes in the Building’s Share, which written notification shall include a reasonably detailed description of the calculation used to determine Tenant’s proportionate share.

Building:                                           The specific building in the Project located at the Address in which the Premises are located and situated on the Land.

Science Hotel:                                                                The fourth and fifth floors of the Building.

Land:                                                                                                              That certain real property more particularly described on Exhibit B.

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary — Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

confidential

Security Deposit:	$2,024,703.76.

Tenant’s Share:	11.89%.

Tenant’s Share (SLA):	50.35%.

Target Commencement Date:            the date hereof.

Rent Commencement Date:               (i) in the case of the Hotel Space, the Commencement Date and (ii) in the case of the Shell Space, the earlier of (i) 180 days after the Commencement Date and (ii) the first date on which Tenant occupies the Shell Space or makes use of any portion (other than a de minimus portion) of the Shell Space for the operation of its business.

Rent Adjustment Percentage: 3.5%.

Base Term:                              Beginning on the Commencement Date and ending 124 months from the first day of the first full calendar month following the Rent Commencement Date in respect of the Shell Space.

Permitted Use:             Research and development laboratory, related office and other related uses consistent with the character of the Project and strictly in compliance with the provisions of Section 7 hereof.

Address for Rent Payment:	Landlord’s Notice Address:
US Mail:	385 East Colorado Blvd., Suite 299
JPMorgan Chase	Pasadena, CA 91101
P.O. Box 975383	Attention: Corporate Secretary
Dallas, TX 75397-5383

Overnight Courier:

JPMorgan Chase

Alexandria Real Estate Equities/Lockbox

14800 Frye Road

Fort Worth, TX 76155

Wire Payment Information
Bank/Account Name:	JPMorgan Chase Bank NA
Address:	201 N. Central Avenue,
Phoenix, AZ 85004
Account Name:	ARE-East River, LLC
Account Number:
Wire ABA #:
ACH ABA #:

Tenant’s Notice Address:	Address for copies of notices to Tenant:
At the Premises	Tenant to notify Landlord in writing if applicable

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

☐ EXHIBIT A - PREMISES DESCRIPTION	☐ EXHIBIT B - DESCRIPTION OF PROJECT
☐ EXHIBIT C —WORK LETTER	☐ EXHIBIT D - COMMENCEMENT DATE
☐ EXHIBIT E - RULES AND REGULATIONS	☐ EXHIBIT F - TENANT’S PERSONAL PROPERTY
☐ EXHIBIT G — OPEN SPACE DESCRIPTION	☐ EXHIBIT H — SHARED LAB AREA
☐ EXHIBIT I — SHARED LAB SYSTEMS	☐ EXHIBIT J — TENANT SIGNAGE INFORMATION PACKET

☐ EXHIBIT K — EXCERPTS OF SUPERIOR LEASE INSTRUMENTS	☐ EXHIBIT L — FORM OF GUARANTY

1.                                      Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord. Tenant shall have a license, on a non-exclusive basis, in common with other tenants and users of the Project, to use all of the Building’s public hallways, lobbies, elevators, public restrooms, fitness center, corridors and passages and the Building’s public stairways as “Common Areas” from time to time, in accordance with the Rules and Regulations applicable thereto and all Legal Requirements; but “Common Areas” shall not include any area within the Premises or any other leased or leasable area of the Project, and such access and use shall be subject to the terms of the Superior Instruments (as defined in Section 27). In addition, subject to the terms and conditions set forth in Section 46 hereof, Tenant shall have a license (for so long as Tenant occupies the entire fifth floor of the Building pursuant to the terms of this Lease, such license shall be on an exclusive basis; and, otherwise, such license shall be on a non-exclusive basis in common with other tenants and users of the fourth and fifth floors of the Building) to use the Shared Lab Area for the Permitted Use, in accordance with the Rules and Regulations applicable thereto from time to time and all Legal Requirements, but such access and use shall be subject to the terms of the Superior Instruments (as defined in Section 27). For the avoidance of doubt, notwithstanding anything herein to the contrary, Tenant shall not have a license to use the Shared Lab Area on the fourth floor of the Building. Landlord reserves the right to modify, from time to time, the Project, the Building, the Open Space and the Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of the Premises for the Permitted Use. No vault or cellar is leased hereunder, anything to the contrary indicated elsewhere in this Lease notwithstanding. As used herein, the term “Open Space” shall mean the portion of the Project that will be subject to a permanent and perpetual public use and access easement, of a location and size substantially as shown on Exhibit G, or otherwise in accordance with the Declaration (Corrective) dated December 29, 2006 by ARE — East River Park, LLC, recorded February 20, 2007 at CRFN 2007000094401, as the same may be modified from time to time.

2.                                      Delivery; Acceptance of Premises; Commencement Date. Landlord shall use reasonable efforts to deliver the Premises to Tenant on or before the Target Commencement Date (“Delivery” or “Deliver”). If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not Deliver the Premises within 30 days of the Target Commencement Date for any reason other than Force Majeure Delays, this Lease may be terminated by Landlord or Tenant by written notice to the other, and if so terminated by either: (a) the Security Deposit, or any balance thereof (i.e., after, in the event of termination by the Landlord, deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease and except that Landlord shall return to Tenant the first month’s Base Rent if the same was paid by Tenant to Landlord upon delivery to Landlord of a copy of this Lease executed by Tenant. If neither Landlord nor Tenant elects to void this Lease within 15 business days of the lapse of such 30 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect. Except as provided in the immediately preceding sentence, Tenant expressly waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages, direct or indirect, which may result from Landlord’s failure to deliver possession of the Premises by the Target Commencement Date or to grant access to certain portions of the Premises prior to the Target Commencement Date as permitted hereunder. Tenant agrees that the provisions of this Section 2 are intended to constitute “an express provision to the contrary” within the meaning of said Section 223-a.

(a)                                 The “Commencement Date” shall be the date Landlord Delivers the Premises to Tenant. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date, the Rent Commencement Date in respect of the Hotel Space, the Rent Commencement Date in respect of the Shell Space and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however. Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined above in the Basic Lease Provisions.

(b)                                 Except as set forth in the Work Letter, if applicable: (i) Tenant shall accept the Premises in their “AS-IS” condition as of the Commencement Date (subject only to such latent defects, if any, of which Tenant notifies Landlord in writing within 60 days following the Commencement Date); (ii) Landlord shall have no obligation for any defects in the Premises (other than the obligation to repair, using commercially reasonable efforts, promptly such latent defects, if any, of which Tenant notifies Landlord in writing within 60 days following the Commencement Date) and (iii) Landlord shall have no obligation to perform any work or make any installations in order to prepare the Premises for Tenant’s occupancy. Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition and in the condition required by this Lease at the time possession was taken. Any occupancy of the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent.

(c)                                  Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises, the Building or the Project, and/or the suitability of the Premises, the Building or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises, the Building or the Project are suitable for the Permitted Use. Tenant shall be solely responsible for ensuring that the Building and Tenant Improvement (as defined in the Work Letter) designs and specifications are consistent with Tenant’s requirements. Landlord shall have no obligation to, and shall not, secure any permits, approvals or entitlements related to Tenant’s specific use of the Premises or Tenant’s operations therein (but Landlord shall reasonably cooperate with Tenant in connection with Tenant’s efforts to obtain the same). No rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

3.                                      Rent.

(a)                                 Base Rent. The first month’s Base Rent and the Security Deposit shall be due and payable on delivery of an executed copy of this Lease to Landlord. Such first month’s Base Rent payment shall be applied as follows: (i) by Landlord against the Base Rent (Hotel Space) for the first full calendar month following the Rent Commencement Date for the Hotel Space in respect of which Base Rent (Hotel Space) is payable hereunder and (ii) by Landlord against the Base Rent (Shell Space) for the first full calendar month following the Rent Commencement Date for the Shell Space in respect of which Base Rent (Shell Space) is payable hereunder. Commencing on the Commencement Date, subject to Section 6, Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing, provided, however, Base Rent payable (subject to Section 6) for the calendar month (or portion thereof) in which the Commencement Date occurs shall be paid on the Commencement Date, and Base Rent payable for the calendar month (or portion thereof) in which the relevant Rent Commencement Date occurs shall be paid on such Rent Commencement Date, in each such case with payments of Base Rent for any partial calendar month prorated on a per diem basis. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

(b)                                 Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5), and Tenant’s Share (SLA) of “Operating Expenses (SLA)” (as defined in Section 46), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4.                                      Base Rent Adjustments. The applicable component of Base Rent shall be increased on each annual anniversary of the first day of the first full month during the Term of this Lease following the relevant Rent Commencement Date (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated on a per diem basis.

5.                                      Operating Expense Payments. Landlord shall deliver to Tenant a written good faith estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which Annual Estimate may be revised by Landlord from time to time during such calendar year. During each month of the Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated on a per diem basis.

(a)                                 The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Building (including the Building’s Share of all costs and expenses of any kind or description incurred or accrued by Landlord with respect to the Project which are not specific to the Building or any other building located in the Project) (including, without duplication, Taxes (as defined in Section 9), capital repairs and capital improvements (other than the cost of capital repairs and capital improvements performed prior to the first anniversary of the Commencement Date, the cost of which Landlord hereby agrees will not be included in Operating Expenses) amortized (with interest at the “prime rate” as listed in The Wall Street Journal from time to time plus 4%) over 10 years (except for capital repairs and improvements to the roof, which shall be amortized over the useful life of such capital items), and administration and management services rent in the amount of 3.0% of Base Rent (note that the defined term “Operating Expenses” does not include the costs and expenses of maintaining, repairing, replacing and operating the Shared Lab Area and the Shared Lab Systems (as such terms are defined in Section 46) because such costs and expenses are payable by Tenant under the provisions of Section 46 as “Operating Expenses (SLA)”), excluding only:

(i)                                     the original construction costs of the Project and costs of correcting defects in such original construction;

(ii)                                  capital expenditures for expansion of the Project;

(iii)                               interest, principal payments of any Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;

(iv)                              depreciation of the Project (provided that the exclusion of depreciation shall not preclude inclusion of amortization of capital improvements related to the Project or the expansion of the Project, which is includable in Operating Expenses in accordance with the terms of this Lease);

(v)                                 advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

(vi)                              legal and other expenses incurred in the negotiation or enforcement of leases;

(vii)                           costs of completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work; in each instance other than those ordinary building repairs and maintenance to Building structures, windows and Building Systems;

(viii)                        costs to be reimbursed by Tenant or other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(ix)                              salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project;

(x)                                 general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(xi)                              costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(xii)                           costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(xiii)                        penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(xiv)                       overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same materially exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(xv)                          costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;

(xvi)                       costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(xvii)                    costs incurred in the sale or refinancing of the Project or any portion thereof;

(xviii)                 subject to Section 9(a), net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein; and

(xix)                       any expenses otherwise includable within Operating Expenses to the extent reimbursable by persons other than tenants of the Project under leases for space in the Project.

(b)                                 Within 120 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Tenant’s Share of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Tenant’s Share of Operating Expenses for such year, then the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year, then Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts properly due Landlord.

(c)                                  Each Annual Statement shall be final and binding upon Tenant unless Tenant, within 30 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor.

(d)                                 Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated. “Tenant’s Share” shall be the percentage set forth in the Basic Lease Provisions as Tenant’s Share as the same may be equitably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter. Landlord may equitably increase Tenant’s Share (or Tenant’s Share of Operating Expenses, as the case may be) for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant’s Share of Operating Expenses and all other Additional Rent are collectively referred to herein as “Rent” or as “Rental.”

6.                                      Rent Abatement; Security Deposit; Guaranty.

(a)                                 Rent Abatement.

(i)                                     Notwithstanding anything to the contrary herein, provided that there is not a monetary Default or a material non-monetary Default by Tenant hereunder, Base Rent (Hotel Space) (but (subject to Section 6(a)(ii) hereof) not any other Rent payable hereunder) shall be partially abated during the period from the Rent Commencement Date for the Hotel Space until

(but not including) the date that is the first anniversary of the Rent Commencement Date for the Hotel Space by an amount equal to $58,032.43 per month, which amount shall be prorated on a per diem basis to adjust for any fractional calendar month.

(ii)                                  Notwithstanding anything to the contrary herein, provided that there is not a monetary Default or a material non-monetary Default by Tenant hereunder, Base Rent (Shell Space) (but (subject to Section 6(a)(i) hereof) not any other Rent payable hereunder) shall be partially abated during the period from the Rent Commencement Date for the Shell Space until (but not including) the date that is the first anniversary of the Rent Commencement Date for the Shell Space by an amount equal to $16,956.59 per month, which amount shall be prorated on a per diem basis to adjust for any fractional calendar month.

(b)                                 Security Deposit.

(i)                                     Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth in the Basic Lease Provisions, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”): (i) in form and substance satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in the state of Landlord’s choice. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 business days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Upon any such use of all or any portion of the Security Deposit, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to the amount set forth in the Basic Lease Provisions or Tenant shall promptly provide Landlord with an amendment to the Letter of Credit reflecting and ratifying Landlord’s draw thereunder and Tenant’s subsequent restoration of the Letter of Credit to the original amount. Tenant hereby waives the provisions of any law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. Upon any such use of all or any portion of the Security Deposit, Tenant shall, within 5 days after demand from Landlord, restore the Security Deposit to its original amount. If Tenant shall perform (other than in de minimus respects) every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 60 days after the expiration or earlier termination of this Lease. In the event the issuer of the Letter of Credit experiences a downgrade of its debt rating below “A-” by Standard & Poors Rating

Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) or the equivalent rating by Moody’s Investor Services, Inc. (“Moody’s”) at any time during which Tenant is obligated to provide the Letter of Credit, Landlord shall be entitled, in Landlord’s sole discretion, to request from Tenant and receive a replacement Letter of Credit from an issuing bank with a debt rating of “AA” by S&P or the equivalent rating by Moody’s or better).

(ii)                                  If Landlord transfers its interest in the Project or this Lease, Landlord shall either (y) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6(b), or (z) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to return of the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

(iii)                               Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the Security Deposit. Neither Landlord, nor its successors or assigns, shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. It is agreed that the provisions of this Section shall apply to every sale, transfer or assignment made of the security to a new Landlord. Tenant shall pay and be liable for any and all fees arising from any transfer of the Letter of Credit upon transfers of ownership of the Project, Building or Premises.

(c)                                  Guaranty. Tenant shall deliver (or cause Guarantor to deliver) to Landlord, upon delivery of an executed copy of this Lease to Landlord, a so-called “good guy” guaranty for the performance of all of Tenant’s obligations hereunder, duly executed by Guarantor, which guaranty shall be in the form of Exhibit L hereto. As used herein, the term “Guarantor” shall mean Samuel D. Waksal, a natural person, having his principal residence at 5 East 82nd Street, 3rd Floor, New York, New York 10028.

7.                                      Use.

(a)                                 Subject to Section 7(i) below, Tenant shall use the Premises solely for the Permitted Use set forth in the Basic Lease Provisions, and in compliance with all present and future laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body, in each case, applicable to the Premises and the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, etseq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall not occupy, use or operate the Premises, or allow the Premises or any part thereof to be occupied, used or operated in violation of any certificate of occupancy affecting the Building and/or the Project. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to any use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, or conduct or give notice of any auction, liquidation, or going out of business sale on the Premises.

(b)                                 Immediately upon its discovery of any violation or breach of any Legal Requirement, this Lease or any Superior Instrument caused by Tenant or any person or entity claiming by or through

Tenant, Tenant shall take all necessary steps, legal and equitable, to compel the cure of such violation or breach, including, if necessary, the removal from the Premises of any subtenants or licensees using a portion of the Premises.

(c)                                  Tenant will not use or permit the Premises to be used for any purpose or in any manner that is prohibited under the Ground Lease (as defined in Section 27) or that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits.

(d)                                 Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises.

(e)                                  Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent odors, sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord. Landlord reserves the right to prescribe the weight and position of all safes, files, paper and book storage facilities, business machines and other heavy equipment and installations.

(f)                                   Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use, nor shall Tenant use the Premises in a manner that results in transmissions from the Premises at a frequency which interferes with any other tenant’s use of any portion of the Building or the Project other than the Premises.

(g)                                  Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, for the preparation, dispensing, consumption or sale of food or beverages in any manner whatsoever, whether for “on” or “off’ premises consumption (other than the consumption of food by employees and invitees of Tenant).

(h)                                 Landlord shall, as an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located) or at Tenant’s expense (to the extent such Legal Requirement is applicable solely by reason of Tenant’s, as compared to other tenants of the Project, particular use of the Premises) make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements, including the ADA. Tenant, at its sole expense, shall make any alterations or modifications to the interior of the Premises that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA). Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with Legal Requirements, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement.

(i)                                     Notwithstanding anything herein to the contrary, (A) Tenant agrees that it shall use the Premises solely for applied research for the development of life science technologies, products and services to improve human or animal health and plant science for the commercial marketplace, including translational science (and for related incidental office and storage purposes), and (B) without limitation of the foregoing, Tenant shall not use the Premises (I) for academic uses (that is, for activities substantially intended for teaching and for basic research), or (II) without the express prior written consent of Landlord (which consent may be granted or withheld in Landlord’s sole discretion), for inpatient or outpatient clinical services. Tenant acknowledges and agrees that (A) Tenant’s covenants set forth herein are a material element of the consideration to Landlord for entering into this Lease with Tenant, (B) Tenant’s failure to strictly comply with the foregoing covenants may result in a breach of Landlord’s obligations under the Ground Lease, and (C) Landlord is entering into this Lease in reliance upon Tenant’s strict compliance with the foregoing covenants. Landlord and Tenant agree that Tenant may employ (or otherwise utilize) graduate students of Tenant in furtherance of any use that is a Permitted Use hereunder.

(j)                                    If any governmental license or permit (other than a certificate of occupancy for the Building, including the Permitted Use, which shall not be the obligation of Tenant to keep in effect) shall be required for the proper and lawful occupancy of the Premises for the Permitted Use, then Tenant, at its sole expense, shall procure and thereafter maintain (or cause to be maintained) such license or permit and submit the same to Landlord for inspection upon Landlord’s request. Provided there is not then a Default, Landlord shall cooperate (at Tenant’s sole cost and expense) with Tenant’s efforts to obtain any such permits, certificates and licenses, including, without limitation, executing and delivering to Tenant within five (5) business days after delivery to Landlord any documents or instruments reasonably required by Tenant in connection therewith, provided that Tenant shall provide Landlord with all reasonably requested information regarding such permits, licenses, forms, plans, instruments and other such documentation and that Landlord incurs no additional obligations or liability as a result of the signing of such certificates or applications. Any reasonable, out-of-pocket costs and expenses actually incurred by Landlord in connection with the foregoing cooperation shall be deemed Additional Rent and Tenant shall promptly reimburse Landlord for the same within thirty (30) days after demand therefor by Landlord. The foregoing provisions are not intended to be deemed Landlord’s consent to any alterations or to a use of the Premises not otherwise permitted hereunder or to require Landlord to effect any modifications or amendments of any certificate of occupancy. Landlord shall use its commercially reasonable efforts to obtain and maintain in force a temporary or permanent certificate of occupancy for the Premises (provided that the foregoing shall not cause Landlord to be liable for the performance of any matter which is an obligation of Tenant to perform under the other terms of this Lease) and shall not cause to made any amendment of the certificate of occupancy for the Premises which would prevent Tenant’ conduct of the Permitted Use in the Premises.

8.                                      Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the expiration or earlier termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, or shall become a tenant at sufferance upon the terms described hereinbelow, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. Nothing herein shall obligate Landlord to consent to any holding over by Tenant after the expiration or earlier termination of the Term. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be extremely substantial, will exceed the amount of the monthly installments of the Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, then, in addition to any other rights or remedies Landlord may have hereunder or at law, and without in any manner limiting Landlord’s right to demonstrate and collect any damages suffered by Landlord and arising from Tenant’s failure to surrender the Premises as provided herein, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to (x) 125%, for the first 30 days, (y) 150%, for the next 30 days thereafter, and (z) 200% thereafter, in each case of the Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease. The acceptance by Landlord of any such use and occupancy payment by Tenant pursuant to this Section 8 shall in no event preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the provisions of this Section 8 shall be deemed to be an “agreement expressly providing otherwise” within the meaning of Section 232-c of the Real Property Law of the State of New York and any successor or similar law of like import. Nothing contained in this Section 8 shall (i) imply any right of Tenant to remain in the Premises after the expiration of the Term without the execution of a new lease, (ii) imply any obligation of Landlord to grant a new lease or (iii) be construed to limit any right or remedy that Landlord has against Tenant as a holdover tenant or trespasser and no acceptance by Landlord of payments from Tenant after the Expiration Date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section 8. The provisions of this Section 8 shall survive the expiration or earlier termination of this Lease.

9.                                      Taxes.

(a)                                 Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (v) imposed as a license or other fee, charge, tax, or assessment on Landlord’s business or occupation of leasing space in the Project, or (vi) any taxes or assessments levied after the date of this Lease in whole or in part for public benefits to the Project, including without limitation any Business Improvement District (“BID”) tax increment financing (“TIF”) or Commercial Rent Occupancy Tax (“CROT”) taxes and assessments payable by Landlord and any and all other governmental and quasi-governmental assessments) without taking into account any discount that Landlord may receive by virtue of any early payment of Taxes. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall include all PILOT and other impositions and costs for which Landlord is responsible under any Superior Lease (as defined in Section 27) including without limitation under Articles 3 and 4 of the Ground Lease or under the IDA Lease Documents (as defined in Section 27). Taxes shall not take into account any exemption which Landlord is entitled to under any governmental incentive program for investment and/or employment creation where Landlord is the induced party including without limitation the Industrial and Commercial Incentive Program (“ICIP”) or under the IDA Lease Documents or Ground Lease or any other governmental incentive program. Taxes shall not include any net income taxes, franchise, capital stock, gift, estate or inheritance taxes imposed on Landlord or the owner of any interest in the Project or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein, except to the extent the same, however denominated, are imposed in substitution for any Taxes payable hereunder as a result of any change in the manner of taxation of the ownership or operation of real estate in which case the same shall be deemed to be included within the definition of the term “Taxes.” If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand. With respect to any tax year, all reasonable and customary expenses, including attorneys’ fees and disbursements, experts’ and other witnesses’ fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such tax year. Special assessments, if any, shall be deemed paid in the maximum number of installments allowed by the Governmental Authority having jurisdiction thereover, notwithstanding that Landlord may elect to pay the same on a different schedule. If at any time the methods of taxation prevailing as of the date hereof shall be altered so that in lieu of or as an express substitute for the whole or any part of the Taxes, assessments, rents, rates, charges, levies or impositions now assessed, levied or imposed upon all or any part of the Project or any part thereof, there shall be assessed, levied or imposed (1) a tax, assessment, levy, imposition or charge based on the income or rents received therefrom, whether or not wholly or partially as a capital levy or otherwise, or (2) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Project, or (3) a license fee measured by the rents, or (4) any other tax, assessment, levy, imposition, charge or license fee with respect to the Project, or any part thereof, however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes.

(b)                                 Tenant hereby covenants and agrees to (i) pay any and all CROT taxes and assessments payable by Landlord with respect to any rent due hereunder, (ii) pay any and all New York City and New York state transfer taxes, sales taxes and any and all other taxes payable by or on behalf of Tenant, as the same shall become due or payable, and (iii) file all tax returns required to be filed in connection with the foregoing.

10.                               Parking; Shuttle Service.

(a)                                 Subject to the terms of any Superior Instrument, any Force Majeure event, a Taking (as defined in Section 19 below), the terms and conditions of this Lease and the exercise by Landlord of its rights hereunder, Tenant shall have the right, in common with other tenants of the Project pro rata in accordance with the rentable area of the Premises and the rentable areas of the Project occupied by such other tenants (which area presently corresponds to 5 parking spaces) (provided, however, that Tenant shall have the right to reduce its pro rata allocation at any time during the Term, but once reduced Tenant shall not have the right to increase such allocation unless such spaces are, in Landlord’s reasonable determination, available at the time for re-allocation to Tenant), to park in those parking spaces (currently, 75 parking spaces) designated by Landlord from time to time for non-reserved parking by office/laboratory use tenants, subject in each case to rules and regulations of Landlord (or, if the parking is operated by a third-party, any such operator, licensee or lessee, as applicable), subject to prior use by others and subject to the rights of ingress and egress of other tenants and their employees, agents and invitees to other areas of the Project (provided, however, that Landlord shall have the right, without notice, in an emergency and otherwise upon not less than five (5) days’ written notice to relocate all or part of the non-reserved to other locations in the parking areas of the Project), and subject to the payment by Tenant of Landlord’s customary parking fees and charges (provided, however, that Landlord shall not charge Tenant more than $400, plus all applicable taxes, per month per space for non-oversize passenger automobiles during the first 12 months of the Term of this Lease), the payment of which constitutes Rent hereunder. Such parking fees and charges shall increase annually in accordance with the New York City market for similar parking structures. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project. Tenant shall comply with any transportation plans which may be created by Landlord under the guidelines set forth by the City of New York.

(b)                                 It is currently anticipated that Landlord shall provide for a shuttle service (“Shuttle Service”) between New York Penn Station and the Project on weekdays (other than holidays) between 7:00 a.m. and 10:00 a.m. and 4:00 p.m. and 7:00 p.m. in accordance with a schedule to be established by Landlord from time to time. In the event that Shuttle Service is so available, Tenant shall have the right, on a non-exclusive basis in common with other tenants and users of the Project, to use the Shuttle Service. The Shuttle Service shall only be available for use by employees of tenants of the Project that regularly work at the Project and have provided appropriate credentials. Landlord shall have no liability for the availability, capacity, quality, continuity or character of service of the Shuttle Service, and no abatement of Rent or other penalty shall arise due to, nor shall Landlord have any liability due to any loss, cost, claim, damage or expense arising from the availability, capacity, quality, continuity or character of service of the Shuttle Service or any interruption, deterioration or removal of the Shuttle Service. By using the Shuttle Service, Tenant accepts and agrees to comply (and shall cause its employees to comply) with all terms and conditions applicable thereto (including any modifications and/or additions thereto provided in connection with using the Shuttle Service from time to time). The cost of the Shuttle Service shall be included in Operating Expenses.

11.                               Utilities; Refuse and Trash; Loading Dock and Freight Elevator; Wireless Internet Service.

(a)                                 Utilities.

(i)                                     Shell Space. Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, light, power, telephone, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services) in respect of the Shell Space (collectively, “Utilities”). Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Landlord may cause, at Tenant’s expense, any Utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered or submetered Utilities based upon consumption, as reasonably determined by Landlord. Tenant acknowledges that Landlord is not the generator of Utilities and that Landlord’s obligation to deliver Utilities to the Premises pursuant to this Lease consequently is subject to the provision of electrical energy and water service to the Project, as applicable, by the respective utility company responsible for delivering same to the Project. Landlord shall have no liability for the availability, capacity, quality, continuity or character of service of Utilities, and no eviction or constructive eviction of Tenant, termination of this Lease or abatement of Rent shall arise due to, nor shall Landlord have any liability due to any loss, cost, claim, damage or expense arising from the availability, capacity, quality, continuity or character of service of Utilities or any interruption, deterioration or removal of any of the foregoing, except as caused by Landlord’s willful misconduct. Tenant acknowledges that the capacity of such utilities available to the Premises is part of the overall capacity of such utilities available to the Project for its use on a non-exclusive basis in common with all other tenants at the Project. Tenant agrees to limit its use of water and sewer with respect to Common Areas to normal restroom use.

(ii)                                  Science Hotel. Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, steam, air conditioning, ventilating, light, power, telephone, sewer, and fire sprinklers to the extent the Project is plumbed for such services (collectively, “Science Hotel Utilities”) in respect of any portion of the Premises within Science Hotel. Landlord shall pay for (and shall not include in Operating Expenses) all Science Hotel Utilities.

(b)                                 Refuse and Trash.

(i)                                     Shell Space. Tenant shall make arrangements for refuse and trash collection and janitorial services for the Shell Space and, in connection therewith, Tenant shall contract directly with a third-party service provider (acceptable to Landlord in its sole discretion) for the provision of such services and, in such case, Tenant shall pay such service provider directly, prior to delinquency.

(ii)                                  Science Hotel. Landlord shall provide refuse and trash collection and janitorial services for that portion of the Premises (if any) within Science Hotel for ordinary office refuse and rubbish and cleaning, and the cost of such services shall be included in Operating Expenses. To the extent that the refuse and trash and/or cleaning needs generated by Tenant within that portion of the Premises (if any) within Science Hotel exceeds the refuse and trash and/or cleaning needs customarily generated by other tenants of the Science Hotel, Tenant shall pay to Landlord the incremental additional costs that Landlord reasonably incurs for such additional removal and/or cleaning, within 10 days after rendition of bills therefor, as Additional Rent. In respect of refuse and trash other than ordinary office refuse and rubbish (that is, bio/medical waste, hazardous, “wet trash”, construction debris and other regulated waste or the like) and cleaning with respect thereto, at Landlord’s option (i) Landlord shall provide collection and janitorial services for such refuse and trash and Tenant shall pay to Landlord an amount equal to 105% of the Landlord’s cost therefor, within 10 days after rendition of bills therefor, as Additional Rent, or (ii) at Landlord’s option, Tenant shall contract directly with the third-party service provider (acceptable to Landlord in its sole discretion) for the provision of such services and, in such case, Tenant shall pay such service provider directly, prior to delinquency.

(iii)                               General. In all cases, Tenant shall store and stage all its waste, refuse, trash and recyclables within its Premises or in such enclosure areas as may be designated by Landlord and shall keep the Premises in a neat and clean condition. Tenant shall not dispose of any refuse in the Common Areas, and if Tenant does so, Tenant shall be liable for Landlord’s reasonable charge for such removal. Tenant shall comply with all Legal Requirements, whether imposed on Landlord or Tenant, regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash in the Premises and cleaning in the Premises. Upon request by Landlord, Tenant shall sort and separate into categories designated by Landlord and shall place in separate receptacles (as may be designated by Landlord) all waste products, garbage, refuse and trash in the Premises.

(c)                                  Loading Dock and Freight Elevator. Landlord shall provide, on a non-exclusive, first-come, first-served basis, freight elevator service to the floor on which the Premises are located and access to a loading dock adjacent to such freight elevator for Tenant’s deliveries in and out of the Premises in connection with the Permitted Use. Tenant’s use of the freight elevator and the loading dock shall be subject to the Superior Instruments, the Rules and Regulations, Landlord’s security requirements for the Building and/or the Project, and the terms of this Lease. Landlord shall have the right to change the operation or manner of operation of any of the elevators in the Building and/or to discontinue temporarily the use of any one or more cars in any of the elevator banks provided that at all times there will be at least one passenger elevator serving the Premises at all times (subject to such passenger elevator not being in service due to repairs or alterations being made thereto).

(d)                                 Wireless Internet Service.

(i)                                     It is currently anticipated that wireless internet service (“Wireless Internet Service”) will be available in the Common Areas and Open Space in the Project. In the event that Wireless Internet Service is so available, Tenant shall have the right, on a non-exclusive basis in common with other tenants and users of the Project, to use such Wireless Internet Service, subject to the further terms of this Section 11(d). The cost of Wireless Internet Service shall be included in Operating Expenses.

(ii)                                  Tenant acknowledges that Landlord is not the generator of Wireless Internet Service and that the availability and quality of Wireless Internet Service consequently is subject to the provision of the same to the Project by the third party provider(s) responsible for delivering same to the Project. Landlord shall have no liability for the availability, capacity, quality, continuity or character of service of Wireless Internet Service, and no abatement of Rent or other penalty shall arise due to, nor shall Landlord have any liability due to any loss, cost, claim, damage or expense arising from the availability, capacity, quality, continuity or character of service of Wireless Internet Service or any interruption, deterioration or removal of Wireless Internet Service. Tenant acknowledges that the capacity of Wireless Internet Service available for use by Tenant (if any) is part of the overall capacity of Wireless Internet Service available to the Project for use on a non-exclusive basis in common with all other tenants at the Project. Tenant agrees to limit Tenant’s use of Wireless Internet Service to Tenant’s reasonable share of the then-existing capacity of Wireless Internet Service, and Tenant shall not use Wireless Internet Service in a manner that interferes with any other tenant’s or user’s use of such Wireless Internet Service.

(iii)                               By accessing or using Wireless Internet Service, Tenant accepts and agrees to comply, at all times, with Landlord’s rules and regulations (including any modifications and/or additions thereto provided in connection with accessing or using Wireless Internet Service from time to time) to the Wireless Internet Service.

(iv)                              Tenant acknowledges and agrees that all information (including, without limitation, data files, written text, computer software, music, audio files or other sounds, photographs, graphics, videos or other images) which Tenant may have access to as a part of, or through Tenant’s use of, Wireless Internet Service (collectively, “Content”) is the sole responsibility of the person from whom such Content originated. Tenant acknowledges and agrees that by using Wireless Internet Service, Tenant may be exposed to Content that Tenant may find offensive, indecent or objectionable, and Tenant uses the Wireless Internet Service at its own risk. Landlord and any third party provider(s) responsible for delivering Wireless Internet Service to the Project reserve the right (but shall have no obligation) to pre-screen, review, flag, filter, modify, refuse or remove any or all Content from the Wireless Internet Service. Landlord does not control the Content posted via the Wireless Internet Service and, as such, does not guarantee the accuracy, integrity, or quality of such Content. Under no circumstances shall Landlord or any Superior Parties be liable in any way for any Content, including, without limitation, any errors or omissions in any Content, or for any loss or damage arising out of or in connection with Tenant’s use of the Wireless Internet Service (including, without limitation, damages for loss of use, lost profits or loss of data or information of any kind).

(v)                                 Tenant is solely responsible for maintaining Tenant’s account for the use of Wireless Internet Service, and Tenant is fully responsible for all activities that occur under Tenant’s account and in connection with Tenant’s use of the Wireless Internet Service. Tenant agrees to notify Landlord and any third party provider(s) responsible for delivering Wireless Internet Service to the Project immediately of any unauthorized use of Tenant’s account or any other breaches of security of which Tenant becomes aware. Tenant is solely responsible for, and shall indemnify, defend, and hold harmless Landlord and the Superior Parties for, any Content created, uploaded, posted, emailed, transmitted, displayed or otherwise made available by Tenant via the Wireless Internet Service and for any and all consequences of Tenant’s use of the Wireless Internet Service (including, without limitation, any loss or damage suffered by Landlord or any Superior Parties arising therefrom or in connection therewith).

12.                               Alterations and Tenant’s Property.

(a)                                 Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including security systems and additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding the installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure of the Building or connections (other than by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if (i) any such proposed Alteration would affect the Hotel Space or (ii) (A) any such proposed Alteration would affect the Shell Space and (B) either the structure of the Building or Building Systems would be affected thereby or Landlord deems that such proposed Alteration would adversely affect Landlord’s ability to re-lease the Premises, but which consent shall otherwise not be unreasonably withheld, conditioned or delayed. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s reasonable discretion. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the Alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with any applicable insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Other than in connection with the Tenant Improvements (for which provision shall be made in the Work Letter), Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to 3% of all charges incurred by Tenant or its contractors or agents in connection with any Alteration to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision. Before Tenant begins any Alteration, Tenant shall post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

(b)                                 In the event Tenant installs a security systems or additional locks, Tenant shall supply Landlord with the necessary card(s) or key(s) and security codes to permit entry in the event of an emergency endangering life or property.

(c)                                  Tenant shall furnish security or make other arrangements reasonably satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

(d)                                 Other than (i) the items, if any, listed on Exhibit F attached hereto (ii) any items agreed by Landlord in writing to be included on Exhibit F in the future, and (iii) any trade fixtures, machinery, equipment and other personal property not paid for out of the Tl Fund (as defined in the Work Letter) which may be removed provided any damage to the Premises resulting from such removal shall be repaired (including capping or terminating utility hook-ups behind walls) by Tenant during the Term

(collectively, “Tenant’s Property”), all property of any kind paid for with the Tl Fund, all Alterations, real property fixtures, built-in machinery and equipment, built-in casework and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises such as fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, de-ionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch (collectively, “Installations”) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term (unless replaced with a similar Installation or the removal thereof has been consented to by Landlord in writing, which approval shall not be unreasonably withheld, conditioned or delayed in accordance with the provisions applicable to approval of Alterations) and shall remain upon and be surrendered with the Premises as a part thereof in accordance with Section 28 following the expiration or earlier termination of this Lease; provided, however, that Landlord shall, at the time its approval of such Installation is requested, notify Tenant if it has elected to cause Tenant to remove such Installation upon the expiration or earlier termination of this Lease. If Landlord so elects, Tenant shall remove such Installation upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal, including, when removing any of Tenant’s Property which was plumbed, wired or otherwise connected to any of the Building Systems, capping off all such connections behind the walls of the Premises and repairing any holes. In the event Tenant fails to remove any such Installation in accordance with the foregoing sentence, Landlord may do so at Tenant’s expense. During any such restoration period that extends beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

(e)                                  No Alteration shall (i) affect the exterior walls, fascia or fenestration of the Building or the demising walls of the Premises, (ii) affect any part of the Project other than the Premises or require any alterations, installations, improvements, additions or other physical changes to be performed in or made to any portion of the Project other than the Premises, (iii) adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Project, (iv) adversely affect the functioning of any Building System, or (v) affect or require an amendment to (other than to confirm completion of the Alteration) the Certificate of Occupancy for the Premises or for any other part of the Project, unless in each case Landlord has approved the Alteration so requiring such amendment.

(f)                                   Tenant covenants and agrees that no security agreement, lien, lease, conditional sales agreement, chattel mortgage or other title retention or instrument of similar import (a “Security Agreement”) shall be placed upon any improvement made by Tenant which is affixed to the Premises. In the event that any of Tenant’s Property are purchased or acquired by Tenant subject to a Security Agreement, Tenant agrees that no Security Agreement or Uniform Commercial Code filing statement shall be permitted to be filed against the Premises, the Building or any other part of the Project. If any such lien, based on a Security Agreement or Uniform Commercial Code filing statement, is filed against the Premises or any other part of the Project, Tenant shall, within 20 business days following notice thereof from Landlord, cause such lien or notice to be removed or discharged at Tenant’s cost and expense.

(g)                                  Tenant shall use its commercially reasonable and diligent efforts to perform such Alterations and other work at such times and in such manner as shall minimize any interference, disruption or disturbance from such performance.

(h)                                 Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, in connection with any Alteration, if such employment would interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Project by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

13.                               Landlord’s Repairs. Landlord, as an Operating Expense, shall maintain all of the structural systems and components of the Building and Building Systems (as defined below) in good repair, excluding reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (each, individually, a “Tenant Party” and collectively, “Tenant Parties”). Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord at Tenant’s sole cost and expense. Landlord reserves the right to suspend Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that for routine maintenance, repairs, alterations or improvements, Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant at least 24 hours advance notice of any planned suspension of Building Systems services. Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium rates of pay or to incur any other overtime costs or expenses whatsoever. Tenant shall promptly give Landlord written notice of any repair required to be effected by Landlord pursuant to this Section 13, after which Landlord shall have a reasonable opportunity to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18. As used herein, the term “Building Systems” shall mean, collectively, the HVAC, plumbing, fire sprinkler, elevators and all other building systems located outside of the Premises and serving the Premises and other portions of the Project,

If at any time any windows of the Premises are temporarily closed or darkened due to any Legal Requirement or by reason of repairs, maintenance, alterations, or improvements to the Building, or any scaffolding or “sidewalk bridge” is erected in front of the Building due to any Legal Requirement or by reason of any repairs, maintenance, alterations to the Building or any property adjacent to the Building, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor, nor abatement or diminution of Base Rent or any other amount due under this Lease, nor shall the same release Tenant from its obligations hereunder, in whole or in part, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise, nor impose any liability upon Landlord or its agents.

14.                               Tenant’s Repairs. Subject to Section 13 hereof (meaning that Landlord, as an Operating Expense, shall maintain all of the structural systems and components of the Building and Building Systems in accordance with the provisions of said Section), Tenant, at its expense, shall repair, replace and maintain in good condition, subject to ordinary wear and tear, all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any

Tenant Party and any repair that benefits only the Premises. Tenant shall not clean nor require, permit, suffer or allow any window in the Premises to be cleaned from the outside in violation of Section 202 of New York State Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

15.                               Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 20 days after the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed for, materials furnished to or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant covenants that any Security Agreement, and any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant, shall upon its face or by exhibit thereto indicate that such Security Agreement or Financing Statement is applicable only to removable personal property of Tenant located within the Premises. Tenant shall cause to be inserted in any such Security Agreement the following provision: “Notwithstanding anything to the contrary contained herein, this lease, chattel mortgage, conditional sales agreement, title retention agreement or security agreement shall not create or be filed as a lien against the land, building and improvements comprising the real property in which the goods, machinery, equipment, appliances or other personal property covered hereby are to be located or installed”; and, in no event shall the address of the Project be furnished on any such Financing Statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16.                               Indemnification. Tenant shall indemnify, defend and hold harmless the Landlord, the entities (if any) comprising Landlord, each affiliate or subsidiary of Landlord, and its and their partners, members, shareholders, officers, directors, employees and agents, Superior Lessors (including, without limitation, the City and any administrator of the Ground Lease) and Mortgagees (as defined in Section 27) (each individually and collectively the “Landlord Indemnitees”) from and against any and all Claims against the Landlord Indemnitees of whatever nature arising directly or indirectly from, or out of: (a) any negligence or willful misconduct by, Tenant, its officers, members, managers, directors, partners, contractors, licensees, agents, servants, employees, invitees or visitors, sublessees and assigns (b) any accident, injury, death or damage whatsoever caused to any Person or to the property of any Person occurring within or about the Premises, (c) any accident, injury, death or damage whatsoever caused to any Person or to the property of any Person occurring outside of the Premises but anywhere within or about the Land, where such accident, injury, death or damage is caused (or is claimed to have been caused) by or otherwise involves an act or omission, or the negligence or willful misconduct, of Tenant or Tenant’s contractors, licensees, agents, servants, employees, invitees or visitors, and (d) any accident, injury, death or damage whatsoever caused to any Person or to the property of any Person occurring within or about the Premises, where such accident, injury, death or damage is caused (or is claimed to have been caused) by or otherwise relates to the use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, except in each case set forth in clauses (a) through (d) caused solely by the willful misconduct or gross negligence of Landlord. This indemnity, defense and hold harmless agreement shall include indemnification from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

17.                               Insurance.

(a)                                 Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project or such lesser coverage amount as Landlord may elect, provided such coverage amount is not less than 90% of such full replacement cost. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not the same are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

(b)                                 Tenant (and, during the prosecution of any Alterations, its general contractor, contractors and/or subcontractors), at its sole cost and expense, shall maintain during the Term: all-risk property insurance (including fire, extended coverage, vandalism, boiler and machinery, water and sprinkler damage, and off-premises failure of power or other utility services) with 12 months of business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense (including, without limitation, builder’s risk coverage for all Alterations); workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial general liability insurance and umbrella liability, in each case, for minimum combined bodily injury and property damage coverage limits totaling $2,000,000 per occurrence and $5,000,000 in the aggregate, with excess liability coverage providing aggregate coverage of not less than $10,000,000 for any occurrence.

The commercial general liability insurance policy maintained by Tenant shall name Landlord, its officers, directors, employees, managers, agents, invitees, contractors, subcontractors, general contractor (or construction manager, as applicable), Alexandria Real Estate Equities, Inc., Ground Landlord (as defined in Section 27), the City, the IDA (as defined in Section 27) and the New York City Economic Development Corporation (each, individually, a “Landlord Party” and collectively, “Landlord Parties”), as additional insureds; insure on an occurrence, and not a claims-made, basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 30 days prior written notice shall have been given to Landlord from the insurer; contain a hostile fire endorsement and a contractual liability endorsement (or contain coverage equivalent thereto); and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies).

Certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates. In addition, upon receipt by Tenant of any notice of cancellation or any other notice from the insurance carrier which may adversely affect the coverage of the insureds under such policy of insurance, Tenant shall promptly deliver to Landlord and any other additional insured hereunder a copy of such notice. If at any time Tenant (or its general contractor, contractors and/or subcontractors) shall fail to procure or maintain all insurance required to be carried by Tenant pursuant to this Lease, Landlord may procure (but shall have no obligation to procure) such insurance on behalf of Tenant (and its general contractor, contractors and/or subcontractors) and the cost thereof shall be payable by Tenant upon demand. Such insurer(s) shall be selected by Tenant, subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed.

(c)                                  In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

(d)                                 The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

(e)                                  Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project.

(f)                                   Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, Tenant’s Property or any Alterations, betterments or improvements made by Tenant to the Premises. Tenant agrees that Landlord shall not be required to maintain insurance coverage with respect to the portions of the Premises for which Tenant is required to maintain insurance in accordance with the terms of this Lease.

18.                               Restoration.

(a)                                 If, at any time during the Term, the Project or any portion of the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 60 days after discovery of such damage or destruction as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed, from the date that Landlord obtains all required permits to perform the restoration, 12 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction. Unless Landlord so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as an Operating Expense), promptly restore the Premises (excluding any improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord. In the event of any such termination, neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease.

(b)                                 Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or from obtaining Hazardous Materials Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and thereafter commence doing business in accordance with this Lease. Notwithstanding the foregoing, Landlord may terminate this Lease if the Premises are damaged during the last 1 year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage, or if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the repair and restoration of the Premises is substantially completed, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate this Lease by reason of damage or casualty loss.

(c)                                  The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

(d)                                 Tenant hereby expressly waives the provision of Section 227 of the Real Property Law and agrees that the foregoing provisions of this Article 18 shall govern and control in lieu thereof, this Article 18 being an express agreement.

19.                               Condemnation. If the whole or any material part of the Premises, the Building or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would, in Landlord’s reasonable judgment, either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or operation of the Building or Project, then upon written notice by Landlord, this Lease shall terminate and Rent shall be apportioned as of the date of such Taking. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant

(provided, however, that if this Lease shall terminate, Landlord shall return the Security Deposit to Tenant in accordance with the provisions of this Lease), and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20.                               Events of Default.    Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a)                                 Payment Defaults.    Tenant shall fail to pay any installment of Rent or any other payment hereunder within 5 days of when due, including, without limitation, any penalties or interest accrued thereon; provided that Landlord shall not be required to give such notice more than twice in any 12 month period, and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.

(b)                                 Insurance.    Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and, in such instance, Tenant shall fail to obtain replacement insurance at least 20 days before the expiration, cancellation, termination, reduction, or material change in or of the current coverage.

(c)                                  Abandonment.    Tenant shall abandon the Premises.

(d)                                 Improper Transfer.    Tenant shall assign, sublease or otherwise transfer (including, without limitation, by operation of law) or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released, stayed or dismissed within 90 days of the action.

(e)                                  Liens.    Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after Tenant becomes aware from any source that any such lien is filed against the Premises.

(f)                                   Insolvency Events.    Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(g)                                  Estoppel Certificate or Subordination Agreement.    Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a second notice requesting such document.

(h)                                 Other Defaults.    Tenant shall fail to observe, perform or comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 10 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 10 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 10 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 60 days from the date of Landlord’s written notice.

21.                               Landlord’s Remedies.

(a)                                 Payment By Landlord; Interest.    Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon (from the date such sums were paid or incurred, at the annual rate (the “Default Rate”) equal to the Prime Rate + 4% (but in no event less than 12% or more than the maximum rate permitted under applicable law)) shall be payable to Landlord on demand as additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder. As used herein, the term “Prime Rate” shall mean the highest prime rate (or base rate) reported in the Money Rates column or section of The Wall Street Journal (Eastern Edition) published from time to time, as the rate in effect for corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank). If The Wall Street Journal ceases publication of the Prime Rate, the “Prime Rate” shall mean the prime rate (or base rate) announced by Citibank, N.A., New York, New York (whether or not such rate has actually been charged by such bank). If such bank discontinues the practice of announcing the Prime Rate, the “Prime Rate” shall mean the highest rate charged by such bank on short-term, unsecured loans to its most creditworthy large corporate borrowers.

(b)                                 Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum of 6% of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due and remaining unpaid on the 5th day after it first became due shall bear interest at the Default Rate from the date it first became due until paid.

(c)                                  Remedies. Upon and during the continuance of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any further notice or demand whatsoever (it being agreed that no cure, in whole or in part, of such Default by Tenant after Landlord has taken any action (beyond giving Tenant notice of such Default) to pursue any remedy provided for herein (including retaining counsel to file an action or otherwise pursue any remedies) shall in any way affect Landlord’s right to pursue such remedy or any other remedy provided to Landlord herein or under law or in equity, unless Landlord, in its sole discretion, elects to waive such Default).

(i)                                     This Lease and the Term and estate hereby granted are subject to the limitation that whenever a Default shall have happened and be continuing, Landlord shall have the right, at its election, then or thereafter while any such Default shall continue and notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to give Tenant written notice of Landlord’s intention to terminate this Lease on a date specified in such notice, which date shall be not less than 5 days after the giving of such notice, and upon the date so specified, this Lease and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice were the date hereinbefore fixed for the expiration of this Lease, and all right of Tenant hereunder shall expire and terminate, and Tenant shall be liable as hereinafter provided in this Section 21(c). If any such notice is given, Landlord shall have, on such date so specified, the right of re-entry and possession of the Premises and the right to remove all persons and property therefrom and to store such property in a warehouse or elsewhere at the risk and expense, and for the account, of Tenant. Should Landlord elect to re-enter as herein provided or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may from time to time re-let the Premises or any part thereof for such term or terms and at such rental or rentals and upon such terms and conditions as Landlord may deem advisable, with the right to make commercially reasonable alterations in and repairs to the Premises.

(ii)           In the event of any termination of this Lease as provided in this Section 21 or as required or permitted by law or in equity, Tenant shall forthwith quit and surrender the Premises to Landlord, and Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or otherwise, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event neither Tenant nor any person claiming through or under Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Premises. Landlord, at its option, notwithstanding any other provision of this Lease, shall be entitled to recover from Tenant, as and for liquidated damages, the sum of;

(A)          all Base Rent, Additional Rent and other amounts payable by Tenant hereunder then due or accrued and unpaid; and

(B)          the amount equal to the aggregate of all unpaid Base Rent and Additional Rent which would have been payable if this Lease had not been terminated prior to the end of the Term then in effect, discounted to its then present value in accordance with accepted financial practice using a rate of 5% per annum, for loss of the bargain; and

(C)          all other damages and reasonable expenses (including attorneys’ fees and expenses), if any, which Landlord shall have sustained by reason of the breach of any provision of this Lease; less

(D)          the net proceeds of any re-letting of the Premises or any portion thereof actually received by Landlord.

(iii)          Nothing herein contained shall limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount shall be greater or less than the excess referred to above.

(iv)          Nothing in this Section 21 shall be deemed to affect the right of either party to indemnifications pursuant to this Lease.

(v)           If Landlord terminates this Lease upon the occurrence of a Default, Tenant will quit and surrender the Premises to Landlord or its agents, and Landlord may, without further notice, enter upon, re-enter and repossess the Premises by summary proceedings, ejectment or otherwise. The words “enter”, “re-enter”, and “re-entry” are not restricted to their technical legal meanings.

(vi)          If either party shall be in default in the observance or performance of any provision of this Lease, and an action shall be brought for the enforcement thereof in which it shall be determined that such party was in default, the party in default shall pay to the other all fees, costs and other expenses which may become payable as a result thereof or in connection therewith, including attorneys’ fees and expenses.

(vii)         If Tenant shall default in the keeping, observance or performance of any covenant, agreement, term, provision or condition herein contained, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant (a) immediately or at any time thereafter and without notice in the case of emergency or in case such default will result in a violation of any legal or insurance requirements, or in the imposition of any lien against all or any portion of the Premises, and (b) in any other case if such default continues after any applicable cure period provided in Section 20. All reasonable costs and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant and all costs and expenses, including attorneys’ fees and disbursements incurred by Landlord in any action or proceeding (including any summary dispossess proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or the right of Landlord in or to the Premises, shall be paid by Tenant to Landlord within 10 days after demand.

(viii)        Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d), at Tenant’s expense.

(ix)          Nothing contained in this Lease shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Anything in this Lease to the contrary notwithstanding, during the continuation of any default by Tenant, Tenant shall not be entitled to exercise any rights or options, or to receive any funds or proceeds being held, under or pursuant to this Lease.

(x)           Tenant waives and surrenders all right and privilege that Tenant might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease after Tenant is dispossessed or ejected therefrom by process of law or under the terms of this Lease or after any termination of this Lease. Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of any eviction or dispossession for nonpayment of rent, and the provisions of any successor or other law of like import.

(xi)          Except as otherwise provided in this Section 21, no right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or now or hereafter existing. No waiver of any provision of this Lease shall be deemed to have been made unless expressly so made in writing. Landlord shall be entitled, to the extent permitted by law, to seek injunctive relief in case of the violation, or attempted or threatened violation, of any provision of this Lease, or to seek a decree compelling observance or performance of any provision of this Lease, or to seek any other legal or equitable remedy.

(xii)         Landlord may continue to collect Rent as the same becomes due without terminating this Lease and without waiving any other rights or remedies Landlord may have.

(xiii)        Anything contained herein to the contrary notwithstanding, if any termination of this Lease shall be stayed by order of any court having jurisdiction over any proceeding related to an insolvency event described herein, or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession shall fail to assume Tenant’s obligations under this Lease within the period prescribed therefor by law (or within 90 days after entry of the order for relief if no such period is prescribed by law) or such other period as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord’s right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on 5 days’ notice to Tenant, Tenant as debtor-in-possession or said trustee, and upon the expiration of said 5 day period, this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall promptly quit and surrender the Premises as aforesaid.

22.          Assignment and Subletting.

(a)           General Prohibition. Without Landlord’s prior written consent, subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of related or unrelated transfers whereby 49% or more of the issued and outstanding shares or other direct or indirect ownership interests of such corporation, partnership or limited liability company are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at the time of execution of this Lease to persons or entities who were not owners of at least 49% of the shares or other ownership interests of the corporation, partnership or limited liability company at the time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22. Notwithstanding the foregoing, any public offering of shares or other ownership interests in Tenant shall not be deemed an assignment hereunder.

(b)           If this Lease is assigned to any person or entity pursuant to the provisions of 11 U.S.C. Section 101 et seq., or any successor statute (the “Bankruptcy Code”), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

(c)           If Tenant desires to assign, hypothecate or otherwise transfer this Lease or to sublet all or any portion of the Premises other than pursuant to a Permitted Assignment (as defined below), then, at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored, handled, treated, generated in or released or disposed of from the Premises, the portion of the Premises to be sublet in the case of a proposed subletting and any improvements to be performed in connection therewith, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of the proposed assignment or sublease in substantially its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration as to whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of assignment or sublease prior to the effective date of any such transaction), (ii) refuse such consent, in its sole and absolute discretion, if (A) the proposed transaction is an assignment, hypothecation or other transfer of this Lease or (B) the proposed transaction is either (I) a subletting that concerns more than (when aggregated with all other effective subleases of the Premises, if any) 50% or more the rentable square feet of the Premises, (II) a subletting in which the proposed assignee or subtenant is a tenant of the Project or any other property owned (in whole or in part) or managed by Landlord or a subsidiary or affiliate of Landlord or any other Person that has, within the 6 months prior, initiated negotiations with Landlord regarding, or toured (or made an appointment to tour) the Project with a view to, letting any portion of the Project, (iii) sublease from the Tenant all or any portion of the Premises proposed by Tenant to be sublet, if the condition set forth in clause (ii)(B) above is applicable, on rental terms, at the option of Landlord, either as described in the Assignment Notice or as are payable by Tenant under this Lease, and, at Landlord’s option, sub-sublease the Premises or such portion thereof to the sublessee proposed by Tenant (in which event Tenant shall indemnify Landlord from any claim for a brokerage commission in respect of such sublease and sub-sublease), (iv) refuse such consent, in its reasonable discretion, if the proposed transaction is a subletting in which the condition set forth in clause (ii)(B) above is not applicable (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting, which approval shall not be unreasonably withheld), or (v) terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date if the proposed transaction is an assignment, hypothecation or other transfer of this Lease. No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses in connection with its consideration of any Assignment Notice, up to a maximum of $1,500 per assignment/subletting request, and in addition Tenant shall pay to Landlord a fee equal to One Thousand Five Hundred Dollars ($1,500) in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents. Any Person to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment.

(d)           If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any Person who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment shall be given to Landlord by Tenant no later than 20 days after receipt by Tenant, but in any event no later than 10 days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth (i) the name and address of such Person, (ii) all of the terms and conditions of such offer, and (iii) adequate assurance of future performance by such Person under the Lease as set forth below, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such Person, less any brokerage commissions which would otherwise be payable by Tenant out of the consideration to be paid by such Person in connection with the assignment of this Lease.

(e)           The term “adequate assurance of future performance” as used in this Lease shall mean that any proposed assignee shall, among other things, (i) deposit with Landlord on the assumption of this Lease a sum equal to 12 monthly installments of the then Base Rent as security for the faithful performance and observance by such assignee of the terms and obligations of this Lease, (ii) furnish Landlord with financial statements of such assignee for the prior 3 fiscal years, as finally determined after an audit and certified as correct by a certified public accountant, which financial statements shall show (A) net annual operating income of at least 8 times the then annual Base Rent for each of such 3 years and (B) a net worth of at least 10 times the aggregate Base Rent payable during the remaining term of the Lease, (iii) grant to Landlord a security interest in such property of the proposed assignee as Landlord shall deem necessary to secure such assignee’s future performance under this Lease, and (iv) provide such other information or take such action as Landlord, in its reasonable judgment shall determine is necessary to provide adequate assurance of the performance by such assignee of its obligations under this Lease.

(f)            If, at any time after the originally named Tenant herein may have assigned Tenant’s interest in this Lease, this Lease shall be disaffirmed or rejected in any insolvency proceeding of the types described herein, or in any similar proceeding, or in the event of termination of this Lease by reason of any such proceeding or by reason of lapse of time following notice of termination based upon any Event of Default, each prior Tenant, including, without limitation, the originally named Tenant, upon request of Landlord given within 30 days next following any such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (i) pay to Landlord all Fixed Rent and other items of Rental due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (ii) as “tenant”, enter into a new lease with Landlord of the Premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Fixed Rent and upon the then executory terms, covenants and conditions as are contained in this Lease, except that (A) Tenant’s rights under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any person claiming through or under such assignee or by virtue of any statute or of any order of any court, (B) such new lease shall require that Tenant shall cure all defaults existing under this Lease with due diligence, and (C) such new lease shall require Tenant to pay all items of Rental reserved in this Lease which, had this Lease not been so disaffirmed, rejected or terminated, would have accrued after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If any such prior Tenant shall default in its obligation to enter into said new lease for a period of 10 days next following Landlord’s request therefor, then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Landlord shall have the same rights and remedies against such Tenant as if such Tenant had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of such Tenant’s default thereunder.

(g)           Permitted Transfers. Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of all or any portion of the Premises to any Affiliate of Tenant shall not be required for so long as (x) the transferee remains an Affiliate of the Tenant originally named herein and assumes all of the obligations of Tenant under this Lease, (y) the originally named Tenant herein reaffirms in writing its continuing primary liability under this Lease and (z) the Guarantor reaffirms in writing its continuing obligations under the Guaranty, provided that Landlord shall have the right to approve the form of any such sublease or assignment, assumption and reaffirmation and that Tenant gives Landlord 30 days prior written notice of the proposed transaction and the material terms thereof. In addition, Tenant shall have the right to assign this Lease, upon 30 days prior written notice to Landlord but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant by the purchase of all or substantially all of the assets of Tenant or by the merger of Tenant into such corporation or other entity provided that (i) such acquisition or merger is for a good business purpose and not principally for the purpose of transferring this Lease, and (ii) the net worth

(as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the date of Tenant’s most current quarterly or annual financial statements immediately prior to the proposed assignment, and (iii) (A) such assignee shall assume in writing all of the terms, covenants and conditions of this Lease and (B) the Guarantor reaffirms in writing its continuing obligations under the Guaranty (each of the transactions described in this paragraph, a “Permitted Assignment”). For the purposes of this Lease, “Affiliate” shall mean a person or entity which shall Control, be under the Control of, or be under common Control with, the person or entity in question, and “Control” and “control” shall mean the direct or indirect legal or beneficial ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation, or of more than fifty percent (50%) of any other equity and voting interest if not a corporation, and the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute or according to the provisions of a contract.

(h)           Additional Conditions. Each of the following shall be a condition to any such assignment or subletting, whether or not Landlord’s consent is required, both initially and on a continuing basis during the term of the Lease:

(i)            that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under this Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment;

(ii)           a list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in, release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities;

(iii)          that the use of the Premises, or relevant portion thereof, by the proposed assignee or sublessee shall not require a level of services from Landlord in excess of those furnished by Landlord hereunder to the originally named Tenant herein;

(iv)          that the proposed assignee or sublessee shall not use of the Premises, or relevant portion thereof, for academic uses (that is, for activities substantially intended for teaching and for basic research, even if the proposed academic uses may or would relate to applied research for the development of life science technologies, products and services to improve human or animal health and plant science for the commercial marketplace) and that such use shall otherwise comply with the provisions of this Lease;

(v)           that the originally named Tenant herein reaffirm in writing its continuing primary liability under this Lease;

(vi)          the Guarantor reaffirms in writing its continuing obligations under the Guaranty; and

(vii)         that the assignee or subtenant remake the representations and warranties of Tenant hereunder as of the effective date of such assignment or subletting.

(i)            No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. If the sum of all amounts paid or payable and liabilities assumed in consideration for or otherwise in connection with a sublease under or an assignment of this Lease, the Rent due and payable by a sublessee under this Lease or an assignee of this Lease, and any bonus or other consideration therefor or incident thereto in any form exceeds the sum of (i) the rental payable under this Lease for the relevant portion of the Premises for the corresponding period of the Term of this Lease and (ii) the actual and reasonable brokerage commissions and legal costs payable out of pocket by Tenant in connection with the assignment or subletting, then Tenant shall provide to Landlord a schedule of the amount of such excess, determined on a monthly basis, for the term of the proposed Sublease, or for the balance of the Term in the case of an assignment of this Lease (excluding, however, any Rent payable under this Section) (the “Excess Rent”), and then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant (or, if paid by a promissory note or other instrument payable over time other than regular monthly rent obligations, shall be paid in full upon receipt of such note or other instrument). If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(j)            No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under this Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(k)           Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) the risk that Landlord would be targeted as a responsible party in connection with the remediation of any pre-existing environmental condition in the vicinity of or underlying the Project would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

23.                               Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

24.                               Quiet Enjoyment. So long as Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease and the Superior Instruments, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25.                               Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26.                               Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project (the “Rules and Regulations”). The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27.                               Subordination.

(a)                                 The following capitalized terms, whenever used in this Lease, shall have the respective meanings ascribed to such terms as follows: (i) “Superior Instruments” shall mean each of the Ground Lease, the IDA Lease Documents, and any Superior Lease or Mortgage, the Operating Agreement (as defined in the Ground Lease) and all matters to which any of the foregoing are subordinate; (ii) “Ground Lease” shall mean that certain Agreement of Lease, dated as of December 29, 2006, between New York City Health and Hospitals Corporation, a New York not-for-profit corporation, as landlord, and Landlord, as tenant, entered into in respect of the Project and as the same may be further amended or otherwise modified; (iii) “Ground Landlord” shall mean the then landlord under the Ground Lease; (iv) “IDA Lease Documents” shall mean, collectively, (A) that certain IDA Lease Agreement between Landlord, as landlord, and The New York City Industrial Development Agency (“IDA”), as tenant, dated as of December 1, 2006, entered into in respect of the Project and as the same may be further amended or otherwise modified, and (B) that certain Lease Agreement (the “IDA Lease”), between IDA, as landlord, and Landlord as tenant, dated as of December 1, 2006 entered into in respect of the Project and as the same may be further amended or otherwise modified; (v) “Superior Leases” shall mean the leases to which this Lease is subject and subordinate; (vi) “Superior Lessor” shall mean the lessor under a Superior Lease; (vii) “Superior Party” shall mean each of the Ground Landlord, any Superior Lessor, any Mortgagee and the City of New York; (viii) “Mortgage” shall mean any mortgage, deed of trust, security assignment and other encumbrance; and (ix) “Mortgagee” shall mean the Holder or Holders (including the agent for any lending syndicate) of a Mortgage and shall be deemed to include the beneficiary under a deed of trust.

(b)                                 This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the Superior Instruments and to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees, upon demand, to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Tenant hereby appoints Landlord attorney-in-fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of Tenant and to cause any such instrument to be recorded. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. If (i) in connection with obtaining financing for or condominiumizing of the Project, or of any Superior Lease, a banking, insurance or other Superior Party shall request reasonable modifications in this Lease as a condition to such financing or condominiumizing and/or (ii) the provisions of any Superior Instruments require Tenant to deliver any instruments or acknowledgements, Tenant will not unreasonably withhold its consent thereto and/or unreasonably condition or delay the delivery thereof, as the case may be, provided that such modifications and/or instruments or acknowledgements, in either instance, do not (A) extend or shorten the Term, (B) reduce the usable area of the Premises, (C) increase the Base Rent or any Additional Rent (D) except to a de minimis extent, otherwise increase the obligations of Tenant or the rights of Landlord under this Lease, or (E) except to a de minimis extent, otherwise decrease the obligations of Landlord or the rights of Tenant under this Lease. At Ground Landlord’s option, on the termination of the Ground Lease pursuant to an event of default by Landlord as the tenant thereunder, the Tenant shall attorn to, or shall enter into a direct lease on terms identical to the Lease with, Ground Landlord for the balance of the unexpired term of this Lease.

(c)                                  By its execution and delivery of this Lease, Tenant expressly acknowledges and agrees that it shall comply, and cause its agents, employees, contractors, subcontractors, subtenants, operators, licensees, franchisees, concessionaires or other occupants of the Premises to comply, fully and faithfully at all times, to the extent applicable to the Premises, with all terms, covenants and conditions of the Superior Instruments of which Tenant has been given notice from time to time and which by their terms are applicable to a space lease of all or any portion of the Project (collectively, “Tenant’s Superior Instrument Obligations”), such acknowledgment and agreement being a material inducement to Landlord’s execution and delivery of this Lease and leasing of the Premises to Tenant. Tenant further acknowledges and agrees that, pursuant to the Ground Lease, any act or omission of Tenant or any of its agents, employees, contractors, subcontractors, subtenants, operators, licensees, franchisees, concessionaires or other occupants of the Premises that violates any provision of the Ground Lease may be deemed to be a violation of such provision by Landlord as the tenant under the Ground Lease.

(d)                                 Tenant acknowledges and agrees that, notwithstanding anything herein to the contrary, Landlord may modify or amend this Lease from time to time in order to avoid the occurrence of a default under the Superior Instruments, provided such modification or amendment does not (i) extend or shorten the Term, (ii) reduce the usable area of the Premises, (iii) increase the Base Rent or any Additional Rent (iv) except to a de minimis extent, otherwise increase the obligations of Tenant or the rights of Landlord under this Lease, or (v) except to a de minimis extent, otherwise decrease the obligations of Landlord or the rights of Tenant under this Lease. Tenant shall promptly execute any such modification or amendment to this Lease.

28.                               Surrender.

(a)                                 Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord as follows: (i) in the case of the Hotel Space portion of the Premises, in the same condition as received and (ii) in the case of the Shell Space portion of the Premises, vacant, broom clean, in good order and condition except for ordinary wear and tear and damage for which Tenant is not responsible under the terms of the Lease, and otherwise in the condition required under the Lease upon completion of any Tenant Improvements, Alterations, or as otherwise required by this Lease, subject, in the case of each of clause (i) and clause (ii), to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and with all Hazardous Materials Clearances in place, and in broom clean condition, ordinary wear and tear, and casualty loss and condemnation (which are covered by Sections 18 and 19), excepted. At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of this Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $5,000. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

(b)                                 If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord’s environmental consultant, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, such failure shall be deemed a failure to vacate in accordance with this Lease, and Landlord shall retain all remedies available under this Lease, at law or equity including, without limitation, the right to collect rent on a holdover basis, and Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

(c)                                  Prior to the expiration of the Term, Tenant shall immediately return to Landlord all keys and/or access cards to parking facilities, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to

Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any of Tenant’s Property and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29.                               Waiver of Jury Trial; Consent to Jurisdiction; Prohibited Parties.

(a)                                 TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

(b)                                 Landlord and Tenant each hereby (i) irrevocably consents and submits to the jurisdiction of any Federal, state, county or municipal court sitting in the County and State of New York in respect to any action or proceeding concerning any matters arising out of or in any way relating to this Lease; (ii) irrevocably waives all objections as to venue and any and all rights it may have to seek a change of venue with respect to any such action or proceedings if the same is brought in the County of New York ; (iii) agrees that this Lease and the rights and obligations of the parties shall be governed by and construed, and all actions, proceedings and all controversies and disputes arising under or relating to this Lease shall be resolved in accordance with the internal substantive laws of the State of New York applicable to agreements made and to be wholly performed within the State of New York, (iv) waives any defense to any action or proceeding granted by the laws of any other country or jurisdiction unless such defense is also allowed by the laws of the State of New York, and (v) agrees that any final judgment rendered against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Tenant hereby represents that it is subject to service of process in the State of New York and covenants that it will remain so subject for the term of this Agreement. If for any reason Tenant should cease to be so subject to service of process in the State of New York, Tenant hereby designates and appoints Steven N. Gordon, as its agent upon whom may be served all process, pleadings, notices or other papers which may be served upon Tenant as a result of any of its obligations under this Agreement, and if such agent shall cease to act or otherwise cease to be subject to service of process in the State of New York, Tenant designates and appoints the Secretary of State of New York as its agent for service; provided, however, that the serving of such process, pleadings, notices or other papers shall not constitute a condition to Tenant’s obligations hereunder. For the term of this Agreement, Tenant’s agent designated herein shall accept and acknowledge in Tenant’s behalf service of any and all process in any such suit, action or proceeding brought in any such court. Tenant agrees and consents that any such service of process upon such agents and written notice of such service to the Lessee in the manner set forth herein shall be taken and held to be valid personal service upon Tenant whether or not Tenant shall then be doing, or at any time shall have done, business within the State of New York and that any such service of process shall be of the same force and validity as if service were made upon Tenant according to the laws governing the validity and requirements of such service in the State of New York, and waive all claim of error by reason of any such service. Such agents shall not have any power or authority to enter into any appearance or to file any pleadings in connection with any suit, action or other legal proceedings against Tenant or to conduct the defense of any such suit, action or any other legal proceeding except as expressly authorized by Tenant.

(c)                                  Tenant represents and warrants to Landlord that (i) it and each Affiliate or Principal directly or indirectly owning an interest in it is not a Prohibited Entity (as defined in Section 29(d)), (ii) none of the funds or other assets of it constitute property of, or are beneficially owned, directly or indirectly, by, any Person (as defined in Section 29(d)) on the List (as defined in Section 29(d)), (iii) no Person on the List has any interest of any nature whatsoever in it (whether directly or indirectly), and (iv) none of its funds have been derived from any unlawful activity with the result that the investment in it is prohibited by law or that this Lease is in violation of law. Tenant covenants and agrees (i) to comply with all Legal Requirements relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (ii) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this Section 29(c) are no longer true or have been breached or if it has a reasonable basis to believe that they may no longer be true or have been breached, (iii) not to use funds from any Person on the List to make any payment due to Landlord under this Lease, and (iv) at the request of Landlord, to provide such information as may be reasonably requested by Landlord to determine Tenant’s compliance with the terms hereof. Tenant hereby acknowledges and agrees that inclusion on the List of Tenant or any Affiliate or Principal of Tenant at any time during the Term shall be a material Default of this Lease. Notwithstanding anything to the contrary contained herein, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any Person on the List (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such Person shall be a material Default of this Lease.

(d)                                 The following capitalized terms, whenever used in this Lease, shall have the respective meanings ascribed to such terms as follows: (i) “Prohibited Entity” shall mean (A) any Prohibited Person or (B) any Person that is identified on the List; (ii) “Prohibited Person” shall mean (A) any Person (1) that is in default, after notice and beyond the expiration of any applicable cure period, of such Person’s obligations under any material written agreement with the City, the State of New York or any of their instrumentalities, or (2) that directly controls, is controlled by, or is under common control with a Person that is in default, after notice and beyond the expiration of any applicable cure period, of such Person’s obligations under any material written agreement with the City, the State of New York or any of their instrumentalities, unless, in each instance, such default or breach either (a) has been waived in writing by the City, the State of New York or any of their instrumentalities as the case may be, or (b) is being disputed in a court of law, administrative proceeding, arbitration or other forum, or (c) is cured within 30 days after a determination and notice to Tenant from Landlord that such Person is a Prohibited Person as a result of such default; (B) any Person that is an Organized Crime Figure; (C) any government, or any Person that is directly or indirectly controlled (rather than only regulated) by a government, that is finally determined to be in violation of (including, but not limited to, any participant in an international boycott in violation of) the Export Administration Act of 1979, as amended, or any successor statute, or the regulations issued pursuant thereto, or any government that is, or any Person that, directly or indirectly, is controlled (rather than only regulated) by a government that is subject to the regulations or controls thereof; (D) any government, or any Person that, directly or indirectly, is controlled (rather than only regulated) by a government, the effects or the activities of which are regulated or controlled pursuant to regulations of the United States Treasury Department or executive orders of the President of the United States of America issued pursuant to the Trading with the Enemy Act of 1917, as amended; (E) any Person that is in default in the payment to the City of any real estate taxes, sewer rents or water charges totaling more than $10,000, unless such default is then being contested in good faith in accordance with applicable Legal Requirements or unless such default is cured within 30 days after a determination and notice to Tenant from Landlord that such Person is a Prohibited Person as a result of such default; or (F) any Person (1) that has solely owned, at any time during the 3-year period immediately preceding a determination of whether such Person is a Prohibited Person, any property which, while in the ownership of such Person, was acquired by the City by in rem tax foreclosure, other than a property in which the City has released or is in the process of releasing its interest pursuant to the Administrative Code of the City, or (2) that, directly or indirectly controls, is controlled by, or is under common control with a Person that has owned, at any time in the 3 year period immediately preceding a determination of whether such Person is a Prohibited Person, any property which, while in the ownership of such Person, was acquired by the City by in rem tax foreclosure, other than a property in which the City has released or is in the process of releasing its interest to such Person pursuant to the Administrative Code of the City; (iii) “Organized Crime Figure” shall mean any Person (A) who has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or that is an organized crime figure or is reputed to have substantial business or other affiliations with an organized crime figure, or (B) who, directly or indirectly controls, is controlled by, or is under common control with, a Person who has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or that is an organized crime figure or is reputed to have substantial business or other affiliations with an organized crime figure; and, the determination as to whether any Person is an organized crime figure or is reputed to have substantial business or other affiliations with an organized crime figure shall be within the sole discretion of Landlord, which discretion shall be exercised in good faith, or as determined by the Ground Landlord in accordance with the terms of the Ground Lease; (iv) “Person” shall mean (A) an individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association or other business entity, (B) any federal, state, county or municipal government (or any bureau, department, agency or instrumentality thereof), and (C) any fiduciary acting in such capacity on behalf of any of the foregoing; (v) “List” shall mean, collectively, as updated from time to time, the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation; and (vi) “Principal” shall mean, in respect of Tenant, any Person that is a direct or indirect owner of an equity interest in Tenant.

30.                               Environmental Requirements.

(a)                                 Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property, or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Building, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Building, the Project or any adjacent property, Tenant shall promptly take all actions, at its sole expense and in accordance with applicable Environmental Requirements, as are necessary to return the Premises, the Building, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, the Building or the Project.

(b)                                 Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Material is brought onto, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary or confidential nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section 30(b) to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c)                                  Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property, which contamination was permitted by Tenant or such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

(d)                                 Testing. Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use. Tenant shall be required to pay the cost of such annual test of the Premises; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to

Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant..

(e)                                  Underground Tanks. If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as now exist or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

(f)                                   Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of this Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease attributable to any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

(g)                                  Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

(h)                                 Regulated Medical Waste. Tenant shall comply with (or cause to be complied with) all applicable federal, state and local laws concerning any Regulated Medical Waste that Tenant or any subtenant or occupant of the Premises produces, brings on, keeps, uses, stores, disposes or treats in or about the Premises or transported from the Premises. Tenant shall also comply with all applicable federal, state and local laws related to the health and safety of its employees. “Regulated Medical Waste” means any substance, gas, material or chemical, or any part thereof, which is defined as or included in the definition of “regulated medical waste” or words of similar import under any Requirement, including by not limited to Section 27-1502 of the New York Environmental Conservation Law, 42 U.S.C.

Section 6901 et seq., the Medical Waste Tracking Act of 1988 and Track XIII of the New York State Public Health Law and the regulations promulgated thereunder.

31.                               Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary, but not to exceed 120 days (subject to force majeure and Tenant Delays, and provided that this limitation shall not apply to the following sentence)). Upon any default by Landlord, Tenant shall give notice as permitted hereunder to any Holder of a Mortgage covering the Premises and to any Superior Lessor and Tenant shall offer such Holder and/or Superior Lessor a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if the same should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32.                               Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other business purpose. Any entry by Landlord pursuant to this Section 32 shall be conducted in a manner that is intended to minimize disruption to Tenant’s business operations to the extent commercially reasonable; provided, however, that the foregoing shall not require Landlord to incur premium or overtime charges. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder. Subject to the Superior Instruments, the Rules and Regulations and Landlord’s security requirements for the Building and/or the Project, and the terms of this Lease, Tenant shall have access 24 hours per day, 7 days per each week of the year, to the Premises and the Shared Lab Area.

33.                               Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts. All employees, contractors and/or agents of any provider of security services to the Premises engaged by Tenant shall be prohibited from carrying firearms (e.g. handguns, rifles, shotguns, etc.). Each individual employee or independent contractor of any such service provider shall have been registered with Landlord by facsimile or mail at least 48 hours in advance of such person arriving at the Project to perform service, which registration shall require such personal information and history, and photographs, as Landlord shall reasonably require.

34.                               Force Majeure. Landlord shall not be responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, strikes, lockouts, or other labor disputes, vandalism, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs, or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond the reasonable control of Landlord (“Force Majeure”).

35.                               Brokers, Entire Agreement, Amendment. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person in connection with this transaction and that no such broker, agent or other person brought about this transaction other than, in connection with the Shell Space only, Cushman & Wakefield, Inc. (“Broker”). Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any broker, agent or other person, other than Broker, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction. To the extent attributable to the Shell Space, Landlord shall pay any and all commissions, compensation and finder’s fees to Broker arising out of or relating to this Lease pursuant to a separate agreement.

36.                               Limitation on Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37.                               Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38.                               Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants of the Project. Tenant shall be entitled to signage as shown on the Tenant Signage Information Packet 2010 October 26 attached as Exhibit J hereto.

39.                               Zoning Rights. At all times, Landlord shall have the right, and Tenant shall not have the right, (i) to cause all or any part of the Premises and/or the zoning lot upon which the Building is located in whole or in part (hereinafter referred to solely for purposes of this Article as the “Land”) and/or the Building, to be combined with any other land, condominium units or other premises so as to constitute the combined premises into a single zoning “lot” or “development” or “enlargement” as those terms are now, or may hereafter be, defined in the Zoning Resolution of The City of New York (the “Zoning Resolution”), (ii) to cause any lot, development or enlargement at any time constituting or including all or any part of the Premises, the Land or the Building to be subdivided into two or more lots, developments or enlargements, (iii) to cause development rights (whether from the Land or other premises) to be transferred to any such lot, development or enlargement, (iv) to cause other combinations, subdivisions and transfers to be effected, whether similar or dissimilar to those now permitted by law or (v) to exploit, sell, convey, lease or otherwise transfer any so called “air rights,” “air space,” “zoning rights” or “development rights” above or appurtenant to the Land and/or the Building provided that and for so long as the foregoing actions described in clauses (i) through (v) do not (a) adversely affect Tenant or Tenant’s use and enjoyment of the Premises, (b) increase the Base Rent or any Additional Rent, (c) otherwise increase the obligations of Tenant or the rights of Landlord under this Lease or (d) otherwise decrease the obligations of Landlord or the rights of Tenant under this Lease. Tenant hereby acknowledges that it is not a “party in interest” as defined in the Zoning Resolution, and shall not and cannot become a “party in interest” under any circumstances by virtue of its leasehold interest hereunder. Tenant further acknowledges that neither Tenant nor the estate or interest of Tenant hereunder would be “adversely affected” (within the meaning of the Zoning Resolution) by any development of the Land or the Building or any such combined premises nor by the filing of any declaration combining all or a part of the Land and/or the Building with any other premises and that Tenant’s estate and interest hereunder are not and would not be superior to any such declaration. Notwithstanding the foregoing, in the event that Tenant is deemed to have any of the rights disclaimed above, or is deemed to be a party in interest, Tenant hereby transfers such rights and any rights as a party in interest to Landlord. In furtherance thereof, Tenant will, within 3 days after written request by Landlord, execute and deliver to Landlord a waiver of its right to join in a Declaration of Restrictions pursuant to Section 12-10 of the Zoning Resolution.

40.                               Excavation. In the event that an excavation, or any construction, should be undertaken in connection with the Building or other purposes upon land adjacent to the Building and/or the Project, or should be authorized to be made, Tenant shall, upon reasonable prior notice, if necessary, afford to the person or persons causing or authorized to cause such excavation or construction or other purpose, the right, for brief periods of time and in a manner so as to avoid any material interference with Tenant’s business, subject to such reasonable conditions as Tenant may reasonably impose, to enter upon the Premises for the purpose of doing such work as shall reasonably be necessary to protect or preserve the wall or walls of the Building, from injury or damage and to support them by proper foundations, pinning and/or underpinning, or otherwise.

41.                               Employment Reporting and Requirements.

(a)                                 With regard to each annual period from July 1 through June 30 from and after the date of this Lease and until June 30, 2013, Tenant shall complete with regard to itself and any of its subtenants, items 1-5, 15 and 16 of the Employment and Benefits Report (with the dates therein updated to reflect the applicable Fiscal Year) attached as Exhibit P to the Ground Lease, and Tenant shall sign such report and submit it to Landlord before July 15 immediately following such annual period; and

(b)                                 Tenant shall, in good faith, consider such proposals as the City and/or City-related entities may make with regard to any jobs Tenant may seek to fill in relation to its activities on or concerning the Premises, and shall provide the City and such entities with the opportunity to (A) refer candidates who are City residents having the requisite experience for the positions in question, and/or (B) create a program to train City residents for those jobs, and to report to Ground Landlord, upon Ground Landlord’s request, regarding the status of its consideration of such proposals (it being understood that Tenant shall not be required to hire any candidate which Tenant, in good faith, considers unqualified for the applicable position).

(c)                                  Both Landlord and Ground Landlord and their respective designees shall be beneficiaries of each such agreement by Tenant. Landlord hereby reserves the right, on behalf of itself and Ground Landlord, and their respective designees, as such third party beneficiaries, to seek specific performance by Tenant, at the expense of Tenant, of the aforesaid obligations contained in this Section 41.

42.                               Prohibited Distinctions. Tenant covenants and agrees to be bound by the following covenants, which shall be binding for the benefit of Landlord and Ground Landlord and enforceable by Landlord and Ground Landlord against Tenant to the fullest extent permitted by law and equity:

(a)                                 Tenant (and any lessees of the Premises or any part thereof) shall comply with all applicable federal, state, and local laws in effect from time to time prohibiting discrimination or segregation by reason of age, race, creed, religion, sex, color, national origin, ancestry, sexual orientation or affectional preference, disability, or marital status (collectively, “Prohibited Distinctions”) in the lease or occupancy of the Premises.

(b)                                 Tenant shall not effect or execute any agreement, lease, conveyance, or other instrument whereby the lease or occupancy of the Premises, or any part thereof, is restricted upon the basis of any Prohibited Distinction.

(c)                                  Tenant (and any lessees of the Premises or any part thereof) shall include the covenants of (a) and (b) in any agreement, sublease, conveyance, or other instrument with respect to the lease or occupancy of the Premises.

43.                               IDA Lease Requirements.

(a)                                 Tenant shall provide to Landlord no later than July 15 of each year a prohibited person certification in the form attached as Schedule E-2 to the IDA Lease.

(b)                                 Tenant shall provide, and shall cause any subtenant or other occupant of the Premises to provide, to Landlord and to any other entity specified by Landlord in writing, the information that Landlord needs in order to satisfy the reporting requirements set forth in the provisions of the IDA Lease excerpted on Exhibit K hereto, as the same may be modified from time to time by the governmental entities requiring the same. Tenant represents, and shall cause and subtenant or other occupant of the Premises to represent with respect to itself (in place of “Tenant”), that either: (A) Tenant’s occupancy at the Project will not result in the removal of a plant or facility of Tenant located outside of the City, but within the State of New York, to the Project or in the abandonment of one or more of such plants or facilities of such Tenant located outside of the City but within the State of New York or (B) Tenant’s location at the Project is reasonably necessary to discourage Tenant from removing its business to a location outside of the State of New York or is reasonably necessary to preserve Tenant’s competitive position in its industry.

44.                               ICIP. Landlord hereby notifies Tenant that Landlord intends to avail itself of the Industrial and Commercial Incentive Program (“ICIP”). In connection therewith, all of Tenant’s construction managers, contractors and subcontractors employed in connection with construction work at the Building shall be contractually required by Tenant to comply with the New York City Department of Small Business Services/Division of Labor Services (“DLS”) requirements applicable to construction projects benefiting from the ICIP. Such compliance, as of the date hereof, includes the following: the submission and approval of a Construction Employment Report, attendance at a pre-construction conference with representatives of the DLS and adherence to the provisions of Article 22 of the ICIP Rules and Regulations, the provisions of New York City Charter Chapter 13-B and the provisions of Executive Order No. 50 (1980). Furthermore, at Landlord’s request, Tenant shall (A) report to Landlord the number of workers permanently engaged in employment in the Premises, the nature of each worker’s employment and, to the extent applicable, the New York City residency of each worker, (B) provide access to the Premises by employees and agents of the Department (as such term is defined in the ICIP Rules and Regulations) at all reasonable times upon reasonable advance notice, and (C) enforce the contractual obligations of Tenant’s construction managers, contractors and subcontractors to comply with the DLS requirements.

45.                               Release of Portion(s) of the Project. Landlord, at any time and from time to time, shall have the right to subdivide, transfer title to, or enter into a ground lease or long-term net lease (a “Partial Conveyance”) of, or convert to a condominium form of ownership, any portion of the Project (including, for example, by transferring one or more of the Project’s buildings and/or another portion or portions of the Project) to another Person not in Control of, Controlled by or under common Control with, Landlord, which such Partial Conveyance may reduce the size of the Project. In the event of such a Partial Conveyance by Landlord, Landlord and Tenant agree to enter into an amendment of this Lease in form reasonably satisfactory to Landlord and Tenant to adjust the definitions of Real Property and Project, if necessary and in accordance with the conditions set forth in this Section, to describe accurately the land and improvements constituting the remaining portion of the Land and Project after such Partial Conveyance; to increase the Tenant’s Share, if necessary to reflect the transfer of the portion of the Land and/or the Project included in such Partial Conveyance; and to make any other changes that may be necessary or appropriate so that Landlord (or, in lieu thereof, any transferee landlord as successor hereunder) and Tenant each continues to be responsible for their respective obligations, including for Tenant the payment of Rental, under this Lease and to enjoy its rights and privileges under this Lease, subject to and in accordance with this Section.

46.                               Shared Lab Area.

(a)                                 General Provisions. Notwithstanding anything to the contrary herein, Tenant shall have a license (for so long as Tenant occupies the entire fifth floor of the Building pursuant to the terms of this Lease, such license shall be on an exclusive basis; and, otherwise, such license shall be on a non-exclusive basis in common with other tenants and users of the fourth and fifth floors of the Building) to use the Shared Lab Area for the Permitted Use, in accordance with the Rules and Regulations applicable thereto and all Legal Requirements, but such access and use shall be subject to the terms of the Superior Instruments (as defined in Section 27). The Shared Lab Area contains certain equipment, furnishings; systems, and personal property, as more particularly described on Exhibit I (collectively, the “Shared Lab Systems”). The license granted hereby is personal to Tenant and shall not, except as provided in the next sentence, be assigned or otherwise pledged or transferred, directly or indirectly. For the avoidance of doubt, notwithstanding anything herein to the contrary, Tenant shall not have a license to use the Shared Lab Area on the fourth floor of the Building.

(b)                                 Relocation/Modification of Shared Lab Area. Except during those periods that Tenant occupies the entire fifth floor of the Building pursuant to the terms of this Lease, Landlord shall have the right at any time and from time to time in the exercise of its sole and absolute subjective discretion to reconfigure, relocate, or modify the Shared Lab Area and to revise, expand, suspend, terminate, or discontinue any of the Shared Lab Systems.

(c)                                  Interference. Tenant shall use the Shared Lab Area and the Shared Lab Systems in a manner that will not interfere with the rights of any tenants or occupants in the Building or users of the Shared Lab Area, if any, or the providers of the services associated with the Shared Lab Systems. Landlord assumes no responsibility for enforcing Tenant’s rights or for protecting the Shared Lab Area from any person or entity, including, but not limited to, other tenants or occupants of the Building or users of the Shared Lab Area.

(d)                                 Limitations. Landlord’s sole obligation for providing the Shared Lab Systems shall be: (A) to provide the Shared Lab Systems as is determined by Landlord in the exercise of its sole and absolute subjective discretion, and (B) to contract with one or more third parties to maintain the Shared Lab Systems that are deemed by Landlord in the exercise of its sole and absolute subjective discretion to need periodic maintenance in accordance with the manufacturer’s or supplier’s standard guidelines or otherwise. During any period of replacement, repair, or maintenance of the Shared Lab Systems when they are not operational (including, but not limited to, any delays thereto due to the inability to obtain parts or replacements), Landlord shall have no obligation to provide Tenant with alternative, supplemental, temporary, or back-up Shared Lab Systems. Tenant acknowledges and agrees that, in the event that Tenant ceases to occupy the entire fifth floor of the Building pursuant to the terms of this Lease, because the Shared Lab Area and Shared Lab Systems, in such circumstances, will provided for the benefit of all tenants and users of the fourth and fifth floors of the Building, Landlord may reduce the Shared Lab Area and/or Shared Lab Systems and/or the resources therein from time to time in response to a lack of usage by such tenants or obsolescence or similar reasons and users and may increase, replace or otherwise modify the Shared Lab Area and/or Shared Lab Systems and/or resources therein from time to time in response to the needs of such tenants and users. Landlord shall have no liability for any such reduction, increase, replacement or modification of the Shared Lab Area and/or Shared Lab Systems, and none of the foregoing shall reduce the Base Rent payable by Tenant hereunder. Tenant acknowledges and agrees that any such increases, replacements and/or modifications of the Shared Lab Area and/or Shared Lab Systems may result in an increase in Operating Expenses (SLA), and Tenant agrees to pay Tenant’s Share (SLA) of any such increase in accordance with Section 46(h) below. The terms and provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

(e)                                  No Warranties. Landlord makes no warranties of any kind, express or implied, with respect to the Shared Lab Area and Shared Lab Systems, and Landlord disclaims any such warranties.

Without limiting the foregoing, Tenant expressly acknowledges and agrees that Landlord does not guaranty or warrant that the Shared Lab Systems will be operational at all times, will be of sufficient capacity to accommodate Tenant’s use thereof, will be free of Hazardous Materials, or will function or perform adequately, and Landlord shall not be liable for any damages resulting from the failure of the Shared Lab Systems.

(f)                                   Other Lease Provisions. Although the Shared Lab Area does not form a part of the Premises, the provisions of this Lease (A) governing Tenant’s use, operation, and enjoyment of the Premises, (B) imposing obligations on Tenant for matters occurring in, on, within, or about the Premises or arising out of the use or occupancy of the Premises (including, but not limited to, those obligations relating to insurance, indemnification, Hazardous Materials Clearance, and environmental requirements triggered by Tenant’s use of the Shared Lab Area), and (C) limiting Landlord’s liability, shall apply with equal force to Tenant’s use of the Shared Lab Area and the Shared Lab Systems.

(g)                                  Termination. If Tenant Defaults in its obligations under this Section 46, Landlord shall have the right, in addition to any other rights and remedies available to Landlord for a Default by Tenant, to terminate immediately Tenant’s license to use the Shared Lab Area, provided that Landlord also terminates immediately Tenant’s rights under this Lease. The expiration or earlier termination of this Lease shall automatically terminate the license hereby granted to Tenant to so use the Shared Lab Area.

(h)                                 Shared Lab Area Operating Expenses.

(i)                                     Shared Lab Area Operating Expense Payments. Landlord shall deliver to Tenant an Annual Estimate of Operating Expenses (SLA) for each calendar year during the Term, which may be revised by Landlord from time to time during such calendar year. During each month of the Term, on the same date that Base Rent is due, Tenant shall pay Landlord, as Additional Rent hereunder, an amount equal to 1/12th of Tenant’s Share (SLA) of the Annual Estimate of Operating Expenses (SLA). Payments for any fractional calendar month shall be prorated. “Tenant’s Share (SLA)” shall be the percentage set forth in the Basic Lease Provisions as Tenant’s Share (SLA) as the same may be equitably adjusted by Landlord for changes in the physical size of such portion of the Premises or the Project occurring thereafter. Landlord may equitably increase Tenant’s Share (SLA) (or Tenant’s Share (SLA) of Operating Expenses (SLA), as the case may be) for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use.

(ii)                                  The term “Operating Expenses (SLA)” means all costs and expenses of maintaining, repairing, replacing and operating the Shared Lab Area and the Shared Lab Systems incurred or accrued each calendar year by Landlord, including without limitation, the Shared Lab Area’s allocable share of Operating Expenses.

(iii)                               Each Annual Statement shall include (a) the total and Tenant’s Share (SLA) of actual Operating Expenses (SLA) for the previous calendar year and (b) the total of Tenant’s payments in respect of Tenant’s Share (SLA) of actual Operating Expenses (SLA) for such year. If Tenant’s Share (SLA) of actual Operating Expenses (SLA) for such year exceeds Tenant’s payments of Tenant’s Share (SLA) of Operating Expenses (SLA) for such year, then the excess shall be due and payable by Tenant as Rent within 45 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses (SLA) for such year exceed Tenant’s Share (SLA) of actual Operating Expenses (SLA) for such year, then Landlord shall pay the excess to Tenant within 45 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

Operating Expenses (SLA) for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated.

47.                               [Intentionally Omitted]

48.                               Right to Extend Term. Tenant shall have the right to extend the Term of this Lease upon the following terms and conditions:

(a)                                 Extension Rights. Tenant shall have one right (the “Extension Right”) to extend the term of this Lease for 5 years, at Tenant’s election (the “Extension Term”), on the same terms and conditions as this Lease (other than Base Rent) by giving Landlord written notice of its election to exercise the Extension Right at least 12 months prior to the expiration of the Base Term of this Lease. Upon the commencement of the Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by a percentage as agreed to by Landlord and Tenant at the time the Market Rate is determined, but in no event less than 3.5% for each adjustment. As used herein, “Market Rate” shall mean the then fair market rental rate for the Premises as determined on the basis of the then fair market rental rate for comparable space in the Project with comparable amenities and comparable access to the Shared Lab Areas and Shared Lab Systems and agreed to by Landlord and Tenant in writing, which shall in no event be less than 103.5% of the Base Rent payable as of the date immediately preceding the commencement of the Extension Term. If, on or before the date which is 120 days prior to the expiration of the Base Term of this Lease, Landlord and Tenant have not agreed upon the Market Rate during the Extension Term in writing after negotiating in good faith, Tenant shall be deemed to have waived its right to extend the Term of the Lease, and the Term shall expire at the end of the Base Term. Nothing herein shall obligate Landlord to agree to any Market Rate that is less than the Market Rate determined by Landlord in accordance with this Section 48(a) its sole and absolute discretion.

(b)                                 Rights Personal. The Extension Right is personal to Tenant originally named herein or to any Affiliate of Tenant originally named herein which on the date of exercise thereof is the assignee of this Lease in accordance with Section 22 and is not otherwise assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease.

(c)                                  Exceptions. Notwithstanding anything set forth above to the contrary, the Extension Right shall not be in effect and Tenant may not exercise the Extension Right during any period of time that Tenant is in Default under any provision of this Lease.

(d)                                 No Extensions. The period of time within which the Extension Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Right.

(e)                                  Termination. The Extension Right shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Extension Right, if, after such exercise, but prior to the commencement date of the Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

49.                               Miscellaneous.

(a)                                 Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b)                                 Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c)                                  Financial Information. Tenant shall furnish Landlord with true and complete copies of (i) Tenant’s most recent audited annual financial statements within 90 days of the end of each of Tenant’s fiscal years during the Term, (ii) Tenant’s most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant’s first three fiscal quarters of each of Tenant’s fiscal years during the Term, (iii) at Landlord’s reasonable request from time to time, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant, (iv) corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

(d)                                 Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease. Each such memorandum shall include such matters as may be required by the Register of New York County or Section 291-c of the Real Property Law of the State of New York to be included therein so as to permit the same to be recorded.

(e)                                  Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f)                                   Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g)                                  Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h)                                 Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease

(i)                                     OFAC. Tenant, and all beneficial owners of Tenant, are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the OFAC of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules

(j)                                    Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

50.                               Landlord Consent.

(a)                                 If, pursuant to the terms of this Lease, any consent or approval by Landlord or Tenant is not to be unreasonably withheld or is subject to a specified standard, then in the event of a final determination that the consent or approval was unreasonably withheld or that such specified standard has been met (such that the consent or approval should have been granted), the consent or approval shall be deemed granted but the granting of the consent or approval shall be the only remedy to the party requesting or requiring the consent or approval.

(b)                                 If any matter which is the subject of a request for consent or approval hereunder by Tenant requires the consent or approval by any Superior Party under the Superior Instruments (including, by way of example, proposed Alterations), Tenant shall submit in writing such request (together with any plans, specifications or other materials or documents necessary or appropriate in connection therewith) to Landlord, and Landlord shall, provided Tenant is not then in monetary or material non-monetary default hereunder, in each instance, beyond the expiration of any applicable notice and/or cure period, promptly forward such request to such of the foregoing parties from whom consent is required and otherwise cooperate reasonably with Tenant in requesting and seeking to obtain such required consent; and, in any such case, Landlord shall in no event be deemed to have unreasonably withheld or delayed any such request for consent or approval if any of the foregoing parties shall fail to respond to such request (unless such failure is deemed to constitute consent under the applicable Superior Instrument) or shall deny same. If Landlord shall so determine that any such matter requires the consent or approval of any of the foregoing parties, Landlord shall use good faith reasonable efforts to obtain from such parties such consent or approval (but without any obligation to pay any fee to such party unless Tenant agrees to pay the same); provided that Tenant shall submit to Landlord, upon Landlord’s request therefor, all plans, specifications or other materials, information or documentation as may be reasonably required by such parties, under the Superior Instruments in connection with each such parties’ respective consideration of such request. Tenant shall pay to Landlord, within thirty (30) days after demand therefor, as Additional Rent, all actual out-of-pocket fees, charges or other expenses Landlord incurs arising out of any such request for consent or approval, subject to a cap of $2,500 per request. In no event shall Tenant communicate (other than through Landlord) with any Superior Party in respect of any Alterations or any other matter pertaining to this Lease.

51.                               Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

[ Signatures on next page ]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

KADMON PHARMACEUTICALS, LLC,
a Delaware limited liability company

By:	/s/ Steve Gordon
Its:	Executive VP & General Counsel

LANDLORD:

ARE-EAST RIVER SCIENCE PARK, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, LP.,
a Delaware limited partnership,
managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

		By:	/s/ Gary Dean
		Its:	GARYDEAN
VP - RE LEGAL AFFAIRS

450 E. 29th St., NY, NY/ Kadmon Pharmaceuticals, LLG

EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

[See Attached]

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidentiality and Proprietary - Do Not Copy or Distribute. Alexandria and the Alexandria logo are registered trademarks of Alexandria Real Estate Equities, Inc.

1

SUITE 506
SUITE 505
SUITE 504
SUITE 501
SUITE 502
SUITE 503

FLOOR 5

TOTAL RENTABLE FLOOR AREA	26,957 RSF
SUITE 501 FLOOR AREA	4,603 RSF
SUITE 502 FLOOR AREA	3,897 RSF
SUITE 503 FLOOR AREA	4,882 RSF
SUITE 504 FLOOR AREA	4,586 RSF
SUITE 505 FLOOR AREA	3,244 RSF
SUITE 506 FLOOR AREA	5,045 RSF
COMMON USABLE FLOOR AREA	
TENANT MECHANICAL	
NON-USABLE FLOOR AREA	

NOTES:

ALL MEASUREMENTS IN ACCORDANCE WITH THE REAL ESTATE BOARD OF NEW YORK "RECOMMENDED METHOD OF FLOOR MEASUREMENT FOR OFFICE BUILDINGS," EFFECTIVE JANUARY 1, 1987, REVISED DECEMBER 2003. RSF INDICATES RENTABLE SQUARE FEET.

ALL SQUARE FOOTAGES AND DIMENSIONS ARE APPROXIMATE AND SUBJECT TO FIELD VERIFICATION AND FINAL MEASUREMENT UPON COMPLETION OF CONSTRUCTION.

DRAFT

NOVEMBER 11, 2009

ALEXANDRIA CENTER FOR LIFE SCIENCE ™ – NEW YORK CITY

EAST TOWER, FLOOR 5

0 10 20

CONFIDENTIAL: These documents are proprietary and owned by Alexandria Real Estate Equities, Inc. or its Affiliated Entities. Any use or reproduction of these Documents or the information contained therein without the express written permission of Alexandria Real Estate Equities, Inc. is strictly prohibited.

ALEXANDRIA. HDR

450 E. 29th St., NY, NY/ Kadmon Pharmaceuticals, LLG

EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

[See Attached]

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidentiality and Proprietary - Do Not Copy or Distribute. Alexandria and the Alexandria logo are registered trademarks of Alexandria Real Estate Equities, Inc.

1

EXHIBIT B - LEGAL DESCRIPTION OF LAND

PARCEL OF LAND
BEING NEW TAX LOT 99 IN TAX BLOCK 962
IN THE BOROUGH OF MANHATTAN
CITY OF NEW YORK
NEW YORK COUNTY, NEW YORK

All that certain plot, piece or parcel of land situate, lying and being In the Borough of Manhattan, City, County, and State of New York, being more particularly bounded and described as follows:

LOT 99 (PARCEL 3)

BEGINNING at a point on the southerly side of former East 30th Street (60 feet wide); said point being 416.74 feet distant easterly from the comer formed by the intersection of the easterly side of First Avenue(100 feet wide) with the southerly side of former East 30th Street, discontinued and dosed;

Running thence easterly along southerly side of former East 30th Street, discontinued and closed, a distance of 44.48 feet to a point;

Running thence southerly through lands now or formerly Bellevue Hospital (tax Lot 100), a distance of 154.73 feet to a point; said line forming an interior angle of 90 degrees 00 minutes 00 seconds with the last-mentioned course;

Running thence easterly through lands now or formerly Bellevue Hospital (tax Lot 100), a distance of 206.30 feet to a point of curvature; said line forming an interior angle of 90 degrees 00 minutes 39 seconds with the last-mentioned course;

Running thence southeasterly through lands now or formerly Bellevue Hospital (tax Lot 100) on a curve bearing to the left with a radius of 156.00 feet and a central angle of 00 degrees 49 minutes 52 seconds, an arc distance of 2.26 feet to a point of tangential reverse curve; the northerly side of the radial line of said curve forming an angle of 160 degrees 06 minutes 40 seconds with the northerly side of the last mentioned course;

Running thence southeasterly through lands now or formerly Bellevue Hospital (tax Lot 100) on a curve bearing to the right with a radius of 1823.85 feet and a central angle of 04 degrees 28 minutes 04 seconds, an arc distance of 142.22 feet to a point of compound curve;

Running thence southeasterly through lands now or formerly Bellevue Hospital (tax Lot 100) on a curve bearing to the right with a radius of 921.43 feet and a central angle of 03 degrees 09 minutes 25 seconds, an arc distance of 50.77 feet to a point of reverse curve;

Running thence southeasterly through lands now or formerly Bellevue Hospital (tax Lot 100), on a curve bearing to the left with a radius of 264.50 feet and a central angle of 02 degrees 27 minutes 42 seconds, an arc distance of 11.36 feet to a point;

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Running thence southeasterly through lands now or formerly Bellevue Hospital (tax Lot 100), a distance of 29.81 feet to a point; said line forming an exterior angle of 90 degrees 00 minutes 00 seconds with a radial line of the last-mentioned course;

Running thence southwesterly through lands now or formerly Bellevue Hospital (tax Lot 100), a distance of 22.98 feet to a point; said line forming an interior angle of 89 degrees 09 minutes 05 seconds with the last-mentioned course;

Running thence southerly through lands now or formerly Bellevue Hospital (tax Lot 100), a distance of 12.82 feet to a point; said line forming an interior angle of 255 degrees 18 minutes 20 seconds with the last-mentioned course;

Running thence westerly through lands now or formerly Bellevue Hospital (tax Lot 100), a distance of 12.33 feet to a point; said line forming an interior angle of 90 degrees 01 minutes 36 seconds with the last-mentioned course;

Running thence southerly through lands now or formerly Bellevue Hospital (tax Lot 100), a distance of 7.95 feet to a point; said line forming an interior angle of 269 degrees 58 minutes 12 seconds with the last-mentioned course;

Running thence westerly-through lands now or formerly Bellevue Hospital.(tax Lot 100), a distance of 174.41 feet to a point; said line forming an interior angle of 90 degrees 00 minutes 00 seconds with the last-mentioned course;

Running thence northerly through lands now or formerly Bellevue Hospital (tax Lot 100), a distance of 53.17 feet to a point; said line, forming an interior angle of 90 degrees 00 minutes 00 seconds with the last-mentioned course;

Running thence westerly through lands now or formerly Bellevue Hospital (tax Lot 100), a distance of 100.91 feet to a point; said line forming an interior angle of 270 degrees 00 minutes 00 seconds with the last-mentioned course;

Running thence westerly through lands now or formerly Bellevue Hospital (tax Lot 100), a distance of 141.75 feet to a point; said line forming an interior angle of 179 degrees 52 minutes 00 seconds with the last-mentioned course;

Running thence westerly through lands now or formerly Bellevue Hospital (lax Lot 100), a distance of 49.25 feet, to a point; said line forming an interior angle of 180 degrees 08 minutes 00 seconds with the last-mentioned course;

Running thence southerly through land now or formerly of Bellevue Hospital (tax Lot 100), a distance of 0.50 feet to a point; said line forming an interior angle of 270 degrees 00 minutes 00 seconds with the last-mentioned course;

Running thence westerly through lands now or formerly Bellevue Hospital (tax Lot 100), a distance of 83.53 feet to a point; said line forming an interior angle of 90 degrees 00 minutes 00 seconds with the last-mentioned course;

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Running thence northerly through lands now or formerly Bellevue Hospital (tax Lot 100), a distance of 102.83 feet to a point; said line forming an interior angle of 90 degrees 00 minutes 00 seconds with the last-mentioned course;

Running thence westerly through lands now or formerly Bellevue Hospital (tax Lot 100), a distance of 152.62 feet to a point on the easterly side of First Avenue; said line, forming an interior angle of 270 degrees 00 minutes 00 seconds with the last- mentioned course;

Running thence northerly along the easterly side of First Avenue, a distance of 53.87 feet to a point; said line forming an interior angle of 90 degrees 00 minutes 00 seconds with the last-mentioned course;

Running thence easterly through lands now or formerly Bellevue Hospital (tax Lot 100), a distance of 398.90 feet to a point of curvature, said line forming an interior angle of 90 degrees 00 minutes 00 seconds with the last-mentioned course;

Running thence northeasterly through lands now or formerly Bellevue Hospital (tax Lot 100) on a curve bearing to the left with a radius of 107.00 feet and a central angle of 02 degrees 56 minutes 57 seconds, an arc distance of 5.51 feet to a point, the radial line of said curve forming an exterior angle of 58 degrees 29 minutes 28 seconds with the last-mentioned course;

Running thence northeasterly through lands now or formerly Bellevue Hospital (tax Lot 100), a distance of 16.45 feet to a point, said line forming an exterior angle of 90 degrees 00 minutes 00 seconds with the radial line of the last-mentioned course;

Running thence northerly through lands now or formerly Bellevue Hospital (tax Lot 100), a distance of 48.42 feet to a point, said line forming an interior angle of 233 degrees 32 minutes 31 seconds with the last-mentioned course;

Running thence easterly through lands now or formerly Bellevue Hospital (tax Lot 100), a distance of 3.08 feet to a point, said line forming an interior angle of 90 degrees 00 minutes 00 seconds with the last-mentioned course;

Running thence northerly through lands now or formerly Bellevue Hospital (lax Lot 100), a distance of 75.00 feet to a point, said line forming an interior angle of 270 degrees 00 minutes 00 seconds with the last-mentioned course;

Running thence westerly through lands now or formerly Bellevue Hospital (tax Lot 100), a distance of 2.98 feet to a point, said line forming an interior angle of 270 degrees 00 minutes 00 seconds with the last-mentioned course;

Running thence northerly through lands now or formerly Bellevue Hospital (tax Lot 100), a distance of 61.14 feet, said line forming an interior angle of 90 degrees 00 minutes 00 seconds with the last-mentioned course to the place and point of beginning;

Together with the benefit of the easements set forth in that certain Temporary and Permanent Easement Agreement made between The City of New York, New York City Health and

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Hospitals Corporation and ARE-East River Science Park, LLC, dated December 29, 2006 to be recorded in the Office of the City Register, New York County,

4

THE FOLLOWING IS THE “OPTION LAND” UNDER THE GROUND LEASE, AND WILL BE INCLUDED IN THE “LAND” IF THE OPTION UNDER THE GROUND LEASE IS EXERCISED

A LEASE PARCEL OF LAND
BEING A PORTION OF TAX LOT 100 IN TAX BLOCK 962
IN THE BOROUGH OF MANHATTAN
CITY OF NEW YORK
NEW YORK COUNTY, NEW YORK

All that certain plot, piece or parcel of land situate, lying In tax Block 962 as laid out on the Borough President of Manhattan Borough Survey Maps Nos. 34 and 39 and laid out on the Borough President of Manhattan Final Sectional Maps Nos. 44 and 45 and being a portion of tax Lot 100, Borough of Manhattan, City, County, and State of New York, being more particularly bounded and described as follows:

PARCEL 2

BEGINNINGS a point on the southerly side of former East 30th Street (60 feet wide), discontinued and Closed); said point being 461.22 feet distant from the corner formed by the Intersection of the easterly side of First Avenue with the southerly side of former East 30th Street (60 feet wide), discontinued and closed;

Running thence easterly along said southerly side of former East 30th Street, discontinued and closed, a distance of 156.64 feet to a point on the westerly side of Franklin D. Roosevelt Drive (width varies);

Running thence southerly along the westerly side of Franklin D. Roosevelt Drive, a distance of 0.02 feet to a point; said line farming an interior angle of 99 degrees 26 minutes 57 seconds with the last-mentioned course;

Running thence easterly along the westerly aide of Franklin D. Roosevelt Drive, a distance of 10.10 feet to a point; said line forming an interior angle of 260 degrees 33 minutes 03 seconds with the last-mentioned course;

Running thence southeasterly through lands now or formerly Bellevue Hospital (tax Lot 100) on a curve bearing to the right with a radius of 24.00 feet and a central angle of 19 degrees 03 minutes 15 seconds, an arc distance of 7.98 feet to a paint of tangent, the northerly side of the radial line of said curve forming an angle of 40 degrees 58 minutes 00 seconds with the southerly side of the last-mentioned course;

Running thence southeasterly through lands now or formerly Bellevue Hospital (tax Lot 100), a distance of 42.30 feet to a point of curvature;

Running thence southerly on a curve bearing to the right with a radius of 144.00 feet and a central angle of 22 degrees 15 minutes 45 seconds, an arc distance of 55.95 feet to a point of reverse curve;

5

Running thence southerly through lands now or formerly Bellevue Hospital (tax Lot 100) on a curve bearing to the left with a radius of 156.00 feet and a central angle of 20 degrees 15 minutes 42 seconds, an arc distance of 55.17 feet to a point;

Running thence westerly through lands now or formerly Bellevue Hospital (tax Lot 100), a distance of 206.30 feet to a point; said line forming an angle of 160 degrees 06 minutes 40 seconds on its northerly side with the northerly side of the radial line of the last-mentioned course;

Running thence northerly through lands now or formerly Bellevue Hospital (tax Lot 100), a distance of 154.73 feet to the place and point of Beginning; said line forming an interior angle of 90 degrees 00 minutes 39 seconds with the last-mentioned course,

Containing 29,560.05 square feet or 0.6786 acre.

Together with a Construction and Permanent Easement Agreement and Exhibits.

6

450 E. 29th St., NY, NY/ Kadmon Pharmaceuticals, LLG

EXHIBIT C TO LEASE

WORK LETTER

THIS WORK LETTER (this “Work Letter”) is incorporated into that certain Lease (the “Lease”) dated as of October [  ], 2010 by and between ARE-East River Science Park, LLC, a Delaware limited liability company (“Landlord”), and Kadmon Pharmaceuticals, LLC, a Delaware limited liability company (“Tenant”).  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1.                                      General Requirements.

(a)                                 Tenant’s Authorized Representative.  Tenant designates Samuel D. Waksal, Steven N. Gordon and Michael Howerton (either such individual acting alone, “Tenant’s Representative”) as the only persons authorized to act for Tenant pursuant to this Work Letter.  Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative.  Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord.

(b)                                 Landlord’s Authorized Representative.  Landlord designates Vin Ceruzzi and John Cunningham (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter.  Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative.  Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant.

(c)                                  Architects, Consultants and Contractors.  Landlord and Tenant hereby acknowledge and agree that the architect (the “TI Architect”) for the Tenant Improvements (as defined in Section 2(a) below), the general contractor and any subcontractors for the Tenant Improvements shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord shall be named a third party beneficiary of any contract entered into by Tenant with the TI Architect, any consultant, any contractor or any subcontractor, and of any warranty made by any contractor or any subcontractor.

2.                                      Tenant Improvements.

(a)                                 Tenant Improvements Defined.  As used herein, “Tenant Improvements” shall mean the initial Alterations to the Premises desired by Tenant of a fixed and permanent nature to prepare the Premises for Tenant’s initial occupancy.  Tenant acknowledges and agrees that, notwithstanding anything herein or in the Lease to the contrary, “Tenant Improvements” shall satisfy the “Building Standards” in effect from time to time at the Building.  Other than funding

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidentiality and Proprietary - Do Not Copy or Distribute. Alexandria and the Alexandria logo are registered trademarks of Alexandria Real Estate Equities, Inc.

1

the TI Allowance (as defined below) as provided herein, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy.

(b)                                 Tenant’s Space Plans.  Tenant shall deliver to Landlord schematic drawings and outline specifications (the “TI Design Drawings”) detailing Tenant’s requirements for the Tenant Improvements within 30 days of the date hereof.  Not more than 10 business days thereafter, Landlord shall deliver to Tenant the written objections, questions or comments of Landlord and the TI Architect with regard to the TI Design Drawings.  Tenant shall cause the TI Design Drawings to be revised to address such written comments and shall resubmit said drawings to Landlord for approval within 10 business days thereafter (which approval may be granted or withheld in Landlord’s sole and absolute discretion).  Such process shall continue until Landlord has approved the TI Design Drawings.

(c)                                  Working Drawings.  Not later than 15 days following the approval of the TI Design Drawings by Landlord, Tenant shall cause the TI Architect to prepare and deliver to Landlord for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the TI Design Drawings.  Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements.  Landlord shall deliver its written comments on the TI Construction Drawings to Tenant not later than 10 business days after Landlord’s receipt of the same; provided, however, that Landlord may not disapprove any matter that is consistent with the TI Design Drawings.  Tenant and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Landlord how Tenant proposes to respond to such comments.  Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof.  Provided that the design reflected in the TI Construction Drawings is consistent with the TI Design Drawings, Landlord shall approve the TI Construction Drawings submitted by Tenant.  Once approved by Landlord, subject to the provisions of Section 4 below, Tenant shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(a) below).

(d)                                 Approval and Completion.  If any dispute regarding the design of the Tenant Improvements is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided that (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) below), and (iii) Tenant’s decision shall not affect the base Building, structural components of the Building or any Building Systems (in which case Landlord shall make the final decision, it being understood that all costs and expenses resulting from any such decision by Landlord shall be payable by Tenant, at its sole cost and expense).  Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

2

3.                                      Performance of the Tenant Improvements.

(a)                                 Commencement and Permitting of the Tenant Improvements.  Tenant shall commence construction of the Tenant Improvements promptly upon obtaining and delivering to Landlord a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Landlord.  The cost of obtaining the TI Permit shall be payable from the TI Fund.  Landlord shall assist Tenant in obtaining the TI Permit.  Prior to the commencement of the Tenant Improvements, Tenant shall deliver to Landlord a copy of any contract with Tenant’s contractors (including the TI Architect), and certificates of insurance from any contractor performing any part of the Tenant Improvement evidencing industry standard commercial general liability, automotive liability, “builder’s risk”, and workers’ compensation insurance.  Tenant shall cause the general contractor to provide a certificate of insurance naming the Superior Parties, Landlord, Alexandria Real Estate Equities, Inc., and Landlord’s lender (if any) as additional insureds for the general contractor’s liability coverages required above.

(b)                                 Selection of Materials, Etc.  Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Tenant and Landlord, the option will be within Tenant’s reasonable discretion if the matter concerns the Tenant Improvements, and within Landlord’s sole and absolute subjective discretion if the matter concerns the structural components of the Building or any Building System.

(c)                                  Tenant Liability.  Tenant shall be responsible for the management and construction of the Tenant Improvements, which shall be designed and constructed by an architect and contractor(s), selected by Tenant and reasonably approved by Landlord.  All contracts relating to the construction of the Tenant Improvements (i.e., architect, contractor and other consultants) shall be directly held by Tenant.  Tenant shall be responsible for correcting any deficiencies or defects in the Tenant Improvements.

(d)                                 Substantial Completion.  Tenant shall substantially complete or cause to be substantially completed the Tenant Improvements in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to TI Minor Variations and normal “punch list” items of a non-material nature which do not interfere with the use of the Premises (“TI Substantial Completion” or “TI Substantially Complete”).  Upon TI Substantial Completion of the Tenant Improvements, Tenant shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of TI Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704.  For purposes of this Work Letter, “TI Minor Variations” shall mean any modifications reasonably required:  (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comport with good design, engineering, and construction practices which are not material; or (iii) to make reasonable adjustments for field deviations or conditions encountered during the construction of the Tenant Improvements.

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(e)                                  Changes.  Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the TI Design Drawings, shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord, which approval may be granted or withheld in Landlord’s sole and absolute discretion.

(f)                                   Tenant’s Right to Request Changes.  If Tenant shall request changes (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change.  Such Change Request must be signed by Tenant’s Representative.  Landlord shall review and approve or disapprove such Change Request within 10 business days thereafter, which approval may be granted or withheld in Landlord’s sole and absolute discretion.

(g)                                  Implementation of Changes.  If Landlord approves such Change and Tenant deposits with Landlord any Excess TI Costs (as defined in Section 5(d) below) required in connection with such Change, Tenant may cause the approved Change to be instituted.  If any TI Permit modification or change is required as a result of such Change, Tenant shall promptly provide Landlord with a copy of such TI Permit modification or change.

4.                                      Costs.

(a)                                 Budget For Tenant Improvements.  Before the commencement of construction of the Tenant Improvements, Tenant shall obtain a detailed breakdown, by trade, of the costs incurred or that will be incurred, in connection with the design and construction of The Tenant Improvements (the “Budget”), and deliver a copy of the Budget to Landlord for Landlord’s approval, which shall not be unreasonably withheld or delayed.  The Budget shall be based upon the TI Construction Drawings approved by Landlord and shall include a payment to Landlord of administrative rent (“Administrative Rent”) equal to 3% of the TI Costs (as hereinafter defined) for monitoring and inspecting the construction of the Tenant Improvements, which sum shall be payable from the TI Fund.  Such Administrative Rent shall include, without limitation, all out-of-pocket costs, expenses and fees incurred by or on behalf of Landlord arising from, out of, or in connection with, such monitoring of the construction of the Tenant Improvements, and shall be payable out of the TI Fund.  If the Budget is greater than the TI Allowance, Tenant shall deposit with Landlord the difference, in cash, prior to the commencement of construction of the Tenant Improvements, for disbursement by Landlord as described in Section 4(e).

(b)                                 TI Allowance.  Landlord shall provide to Tenant a tenant improvement allowance (“TI Allowance”) in the amount of $50.00 per rentable square foot of the portion of the Premises, or $488,350.00 in the aggregate.  Within 10 business days after receipt of notice of Landlord’s approval of the Budget, Tenant shall notify Landlord how much of the TI Allowance Tenant has elected to receive from Landlord.  Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord’s consent, which may be granted or withheld in Landlord’s sole and absolute subjective discretion.  The TI Allowance shall be disbursed in accordance with this Work Letter.

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Tenant shall have no right to the use or benefit (including any reduction to Base Rent) of any portion of the TI Allowance not required for the construction of (i) the Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 2(c) or (ii) any Changes pursuant to Section 3(e), (f) and (g).  Tenant shall have no right to any portion of the TI Allowance that is not disbursed before the last day of the month that is 12 months after the Commencement Date.

(c)                                  Costs Includable in TI Fund.  The TI Fund shall be used solely for the payment of design, permits and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of electrical power and other utilities used in connection with the construction of the Tenant Improvements, the cost of preparing the TI Design Drawings and the TI Construction Drawings, all costs set forth in the Budget (excluding attorneys fees), including Landlord’s Administrative Rent, the cost of Changes and any cost overruns (collectively, “TI Costs”).  Notwithstanding anything to the contrary contained herein, the TI Fund shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment, including, but not be limited to, Tenant’s voice or data cabling, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements.

(d)                                 Excess TI Costs.  Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance.  If at any time and from time-to-time, in the reasonable opinion of Landlord, the remaining TI Costs under the Budget exceed the remaining unexpended TI Allowance, Tenant shall deposit with Landlord, as a condition precedent to Landlord’s obligation to release any funds from the TI Fund, 100% of the then current TI Cost in excess of the remaining TI Allowance (“Excess TI Costs”).  If Tenant fails to deposit, or is late in depositing any Excess TI Costs with Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge).  For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease.  The TI Allowance and Excess TI Costs is herein referred to as the “TI Fund.”  Funds deposited by Tenant shall be the first thereafter disbursed to pay TI Costs.  Notwithstanding anything to the contrary set forth in this Section 4(d), Tenant shall be fully and solely liable for TI Costs and the cost of Minor Variations in excess of the TI Allowance.  If upon Substantial Completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed portion of the TI Fund, Tenant shall be entitled to such undisbursed TI Fund solely to the extent of any Excess TI Costs deposits Tenant has actually made with Landlord.

(e)                                  Payment for TI Costs.  During the course of design and construction of the Tenant Improvements, Landlord shall reimburse Tenant for TI Costs once a month, on a percentage completion basis taking into account the aggregate TI Costs, against a draw request in Landlord’s standard form, containing evidence of payment of such TI Costs by Tenant and such certifications, lien waivers (including a conditional lien release for each progress payment and unconditional lien releases for the prior month’s progress payments), inspection reports and other matters as Landlord customarily obtains, to the extent of Landlord’s approval thereof for

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payment, no later than 30 days following receipt of such draw request.  Upon completion of the Tenant Improvements (and prior to any final disbursement of the TI Fund), Tenant shall deliver to Landlord:  (i) sworn statements setting forth the names of all contractors and first tier subcontractors who did the work and final, unconditional lien waivers from all such contractors and first tier subcontractors; (ii) as-built plans (one copy in print format and two copies in electronic CAD format) for such Tenant Improvements; (iii) a certification of substantial completion in Form AIA G704, (iv) a certificate of occupancy for the Premises; and (v) copies of all operation and maintenance manuals and warranties affecting the Premises.

5.                                      Miscellaneous.

(a)                                 Consents.  Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.

(b)                                 Modification.  No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

TENANT:

KADMON PHARMACEUTICALS, LLC,
a Delaware limited liability company,

By:
Its:

LANDLORD:

ARE-EAST RIVER SCIENCE PARK, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

	By:	ARE-QRS CORP.,
a Maryland corporation
general partner

By:
Its:

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450 E. 29th St., NY, NY/ Kadmon Pharmaceuticals, LLG

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made as of this           day of                   , 20  , between ARE-East River Science Park, LLC, a Delaware limited liability company (“Landlord”), and Kadmon Pharmaceuticals, LLC, a Delaware limited liability company (“Tenant”), and is attached to and made a part of the Lease dated as of                    , 2010 (the “Lease”), by and between Landlord and Tenant.  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is             ,              , the “Rent Commencement Date for the Hotel Space” is             ,              , the “Rent Commencement Date for the Shell Space” is             ,              , and the termination date of the Base Term of the Lease shall be midnight on is             ,              .  In case of a conflict between this Acknowledgment of Commencement Date and the Lease, this Acknowledgment of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

KADMON PHARMACEUTICALS, LLC,
a Delaware limited liability company,

By:
Its:

LANDLORD:

ARE-EAST RIVER SCIENCE PARK, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

	By:	ARE-QRS CORP.,
a Maryland corporation
general partner

By:
Its:

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidentiality and Proprietary - Do Not Copy or Distribute. Alexandria and the Alexandria logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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450 E. 29th St., NY, NY/ Kadmon Pharmaceuticals, LLG

EXHIBIT E TO LEASE

RULES AND REGULATIONS

1.                                      The sidewalks, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises and deliveries to the Premises in accordance with the Lease.

2.                                      Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.                                      Except for animals assisting the disabled and except as expressly set forth in any other agreements between Landlord and Tenant, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.                                      Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.                                      If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted.  Any such installation or connection not made by Landlord pursuant to the Lease shall be made at Tenant’s expense.

6.                                      Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease.  The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited.  Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7.                                      Parking any type of recreational vehicles is specifically prohibited on or about the Project.  Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time.  In the event that a vehicle is disabled, it shall be removed within 48 hours.  There shall be no “For Sale” or other advertising signs on or about any parked vehicle.  All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings.  All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8.                                      Tenant shall maintain the Premises free from rodents, insects and other pests.

9.                                      Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.                               Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.  Landlord shall not be

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidentiality and Proprietary - Do Not Copy or Distribute. Alexandria and the Alexandria logo are registered trademarks of Alexandria Real Estate Equities, Inc.

1

responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.                               Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12.                               Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13.                               All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14.                               No auction, public or private, will be permitted on the Premises or the Project.

15.                               No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.                               The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease.  No gaming devices shall be operated in the Premises.

17.                               Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity.  Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18.                               Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.                               Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

20.                               Landlord reserves the right to exclude any individuals from the building at any time in its sole and absolute discretion.

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450 E. 29th St., NY, NY/ Kadmon Pharmaceuticals, LLG

EXHIBIT F TO LEASE

TENANT’S PERSONAL PROPERTY

None except as set forth below

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidentiality and Proprietary - Do Not Copy or Distribute. Alexandria and the Alexandria logo are registered trademarks of Alexandria Real Estate Equities, Inc.

1

450 E. 29th St., NY, NY/ Kadmon Pharmaceuticals, LLG

EXHIBIT G TO LEASE

OPEN SPACE

[See Attached]

Copyright © 2005, Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidentiality and Proprietary  - Do Not Copy or Distribute.  Alexandria and the Alexandria logo are registered trademarks of Alexandria Real Estate Equities, Inc.

1

OPTION PARCEL
(PROPOSED NORTH TOWER)
WEST TOWER
EAST TOWER
WINTER GARDEN
WINTER GARDEN BRIDGE
PHASE II
PHASE I
CONTINUED ACCESS TO AND FROM BELLEVUE AT ALL TIMES DURING SPECIAL/SPONSORED EVENTS

PUBLICLY ACCESSIBLE OPEN SPACE

PHASE I:	NOT LESS THAN 46,600 SF
PHASE II:	NOT LESS THAN 14,400 SF
TOTAL	61,000 SF

LEGEND

- PUBLICLY ACCESSIBLE OPEN SPACE- PLAZA
- PROPOSED BUILDING
- SPECIAL / SPONSORED EVENT AREA (16,145 SF)

EAST RIVER SCIENCE PARK

ALEXANDRIA REAL ESTATE EQUITIES, INC.

ALEXANDRIA.

OPEN SPACE PHASING PLAN

OCTOBER 10 2006

CONFIDENTIAL AND PROPRIETARY

EXHIBIT B

450 E. 29th St., NY, NY/ Kadmon Pharmaceuticals, LLG

EXHIBIT H TO LEASE

SHARED LAB AREA

[See Attached]

Copyright © 2005, Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidentiality and Proprietary  - Do Not Copy or Distribute.  Alexandria and the Alexandria logo are registered trademarks of Alexandria Real Estate Equities, Inc.

1

450 E. 29th St., NY, NY/ Kadmon Pharmaceuticals, LLG

EXHIBIT I TO LEASE

SHARED LAB SYSTEMS

[See Attached]

Copyright © 2005, Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidentiality and Proprietary  - Do Not Copy or Distribute.  Alexandria and the Alexandria logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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SCIENCE HOTEL AMENITIES / EQUIPMENT

Conference/Huddle Rooms (4 on 5th Floor)

•                  Portable projection equipment

•                  Telephone

•                  Internet Access

Lunchrooms

•                  Microwave

•                  Refrigerator

•                  Dishwasher

Coffee Bars

•                  Coffee maker

•                  Refrigerator

Copy Areas

•                  Networked copier/printers

•                  Overnight mail supplies

Glass Wash/Autoclave Room

•                  Large sterilize

•                  Glass washer (1 plus room for future)

•                  Ice Flaker

•                  Scullery sink

Shared Equipment Room

•                  No common equipment provided.  Space to locate noisy equipment i.e., refrigerators/freezers, centrifuges, etc

Tenant Mechanical Areas

•                  Central air compressor system

•                  Central vacuum system

•                  Central RO/DI water system

•                  Caged supply storage area allocated to each suite

•                  Science Hotel phone and data network equipment.  Standard lockable racks provided for network and data equipment.

450 E. 29th St., NY, NY/ Kadmon Pharmaceuticals, LLG

EXHIBIT J TO LEASE

INTENTIONALLY OMITTED

Copyright © 2005, Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidentiality and Proprietary  - Do Not Copy or Distribute.  Alexandria and the Alexandria logo are registered trademarks of Alexandria Real Estate Equities, Inc.

1

450 E. 29th St., NY, NY/ Kadmon Pharmaceuticals, LLG

EXHIBIT K TO LEASE

SUPERIOR INSTRUMENT EXCERPTS

[See attached]

Copyright © 2005, Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidentiality and Proprietary  - Do Not Copy or Distribute.  Alexandria and the Alexandria logo are registered trademarks of Alexandria Real Estate Equities, Inc.

1

LEASE AGREEMENT

This LEASE AGREEMENT, made and entered into as of December 1,2006 (this “Agreement”), by and between NEW YORK CITY INDUSTRIAL DEVELOPMENT AGENCY, a corporate governmental agency constituting a body corporate and politic and a public benefit corporation of the State of New York, duly organized and existing under the laws of the State of New York (the “Agency”), having its principal office at 110 William Street’, New York, New York 10038, party of the first part, and ARE-EAST RIVER SCIENCE PARK, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (the “Lessee”), having its principal office at 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101, party of the second part;

WITNESSETH:

WHEREAS, the New York State Industrial Development Agency Act, constituting Title 1 of Article 18-A of the General Municipal Law, Chapter 24 of the Consolidated Laws of New York, as amended (the “Enabling Act”), authorizes and provides for the creation of industrial development agencies in the several counties, cities, villages and towns in the State of New York and empowers such agencies, among other things, to acquire, construct, reconstruct, lease, improve, maintain, equip and furnish land, any building or other improvement, and all real and personal properties, including but not limited to machinery and equipment, deemed necessary in connection therewith, whether or not now in existence or under construction, which shall be suitable for manufacturing, warehousing, research, commercial, industrial or civic purposes, to the end that such agencies may be able to promote, develop, encourage, assist and advance the job opportunities, health, general prosperity and economic welfare of the people of the State of New York and to improve their prosperity and standard of living; and

WHEREAS, pursuant to and in accordance with the provisions of the Enabling Act, the Agency was established by Chapter 1082 of the 1974 Laws of New York, as amended (together with the Enabling Act, the “Act”), for the benefit of The City of New York (the “City”) and the inhabitants thereof; and

WHEREAS, pursuant to a certain Agreement of Lease, dated as of December 29, 2006 (as the same has been and may hereafter be amended, supplemented or assigned, the “Ground Lease”), between the New York City Health and Hospitals Corporation, as landlord (“HHC”), and the Lessee, as tenant, HHC wishes to lease the herein below defined Land to the Lessee for the development of a commercial bioscience and scientific research and development facility in furtherance of the City’s goal of creating additional space in the City for commercial bioscience companies; and

WHEREAS, to accomplish the purposes of the Act, the Agency has entered into negotiations with the Lessee, an affiliate of Alexandria Real Estate Equities, Inc. (the “Company”), for the development of the East River Science Park, a commercial bioscience park, on an approximately 2.8 acre site located between East 28th and East 30th Streets and First Avenue and the FDR Drive in the Borough of Manhattan (collectively, the “Land”), and otherwise described in Exhibit A - “Description of Land” - attached hereto and made a part hereof; and

WHEREAS, the project will consist of the construction and equipping of two lab/office towers on the Land (the “Facility”), totaling approximately 541,000 square feet, which buildings will primarily provide lab and related office space for commercial bioscience companies, and will also include a cafe, a conference center, street-level retail, and office space for bioscience venture capital firms, and over an acre of publicly accessible open space (the “Project”); and

An Affiliate of a Person shall mean a Person that directly or indirectly through one or more intermediaries controls, or is under common control with, or is controlled by, such Person.  The term “control” (including the related terms “controlled by” and “under common control with”) means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and (ii) the ownership, either directly or indirectly, of at least 51 % of the voting stock or other equity interest of such Person.

Agency shall mean the New York City Industrial Development Agency, a corporate governmental agency constituting a body corporate and politic and a public benefit corporation of the State, duly organized and existing under the laws of the State, and any body, board, authority, agency or other governmental agency or instrumentality which shall hereafter succeed to the powers, duties, obligations and functions thereof.

Agreement shall mean this Lease Agreement, between the Agency and the Lessee, and shall include any and all amendments hereof and supplements hereto hereafter made in conformity herewith.

Authorized Representative shall mean, (i) in the case of the Agency, the Chairperson, Vice Chairperson, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, Executive Director, Deputy Executive Director, General Counsel or Vice President for Legal Affairs of the Agency, or any other officer or employee of the Agency who is authorized to perform specific acts or to discharge specific duties hereunder and of whom another Authorized Representative of the Agency has given written notice to the Lessee; and (ii) in the case of the Lessee, any member or any other employee who is authorized to perform specific acts or to discharge specific duties hereunder and of whom another Authorized Representative of the Lessee has given written notice to the Agency.

Background Investigative Check shall mean the due diligence performed with the background investigative report then in current use by The City of New York.

City shall mean The City of New York, New York.

Company shall mean Alexandria Rea] Estate Equities, Inc., a Maryland corporation, and its permitted successors and assigns.

Facility shall mean, collectively, the Land and the Improvements.

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Ground Lease shall have the meaning set forth in the recitals hereto.

Improvements shall mean all buildings, structures, foundations, related facilities, fixtures and other improvements existing on the Commencement Date or at any time made, erected or situated on the Land (including any improvements made as part of the Project pursuant to Section 2.2 hereof) and all replacements, improvements, extensions, substitutions, restorations, repairs or additions thereto (other than those improvements in space occupied by a Tenant which, pursuant to the related Tenant Lease, is owned by such Tenant); provided, however, that the Improvements shall not include those improvements in a space occupied by a municipality as defined in the Section 854(3) of the General Municipal Law of the State.

Land shall mean those certain lots, pieces or parcels of land located between East 28th and East 30th Streets and First Avenue and the FDR Drive in the Borough of Manhattan within the Bellevue Hospital Center Campus and designated as Block 962, Lot 99, all as more particularly described in Exhibit A - “Description of the Land” hereto, which is made a part hereof, together with all easements, rights and interests now or hereafter appurtenant or beneficial thereto; but excluding, however, any real property or interest therein released pursuant to Section 6.4 hereof and any real property or interests therein being leased to or reserved for use by a municipality as defined in the Section 854(3) of the General Municipal Law of the State.

Lessee shall mean ARE-East River Science Park, LLC, a Delaware limited liability company, and its permitted successors and assigns pursuant to Sections 6.1 or 9.3 hereof.

Major Tenant shall mean a Tenant subject to a Major Tenant Lease.

Major Tenant Lease shall mean any and all Tenant Leases that are for at least five (5) full floors or the equivalent of five (5) full average floors at the Project.  For purposes of determining whether a Tenant Lease is a Major Tenant Lease, any expansion rights of the Tenant shall be taken into account as if exercised in determining the rentable area leased by such Tenant.

Person shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, general partnership, limited liability company or government or any agency or political subdivision thereof or other entity.

Prohibited Person shall mean (i) any Person (A) that is in default or in breach, beyond any applicable grace period, of its obligations under any written agreement with the Agency or the City, or (B) that directly or indirectly controls, is controlled by, or is under common control with a Person that is in default or in breach, beyond any applicable grace period, of its obligations under any written agreement with the Agency or the City, unless such default or breach has been waived in writing by the Agency or the City, as the case may be, and (ii) any Person (A) that has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or that is an organized crime figure or is reputed to have substantia] business or other affiliations with an organized crime figure, or (B) that directly or indirectly controls, is controlled by, or is under common control with, a Person that has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or that is an organized crime

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figure or is reputed to have substantial business or other affiliations with an organized crime figure.

Project shall have the meaning ascribed thereto in the recitals hereto.

State shall mean the State of New York.

Tenant shall mean any Person who shall lease, use or occupy any portion of the Facilities pursuant to a Tenant Lease.

Tenant Lease shall mean any lease or sublease, including any Major Tenant Lease, by the Lessee (or by any other Person whose leasehold estate in the Facility or any portion thereof is derivative of the Lessee) of property constituting all or any part of the Facility, any tenancy with respect to the Facility or any part thereof, whether or not in writing, any license or concession agreement and any other agreement, by whatever name called, involving a transfer or creation of possessory rights or similar rights of use or occupancy, in the Facility or any part thereof without transfer of title, and any and all guarantees of any of the foregoing, whether now existing or hereafter made; provided, however, any assignment by a Tenant of a Tenant Lease by the existing Tenant to a new Person shall be deemed a new Tenant Lease.

Section 6.9                                    Employment Information.  Opportunities and Guidelines, (a) The Lessee agrees to submit to the Agency on August 1st of each year a completed Employment and Benefits Report in the form of Schedule B - “Employment and Benefits Report” attached hereto to the extent that the Lessee shall have received Financial Assistance (as such term is defined in the Employment and Benefits Report) from the Agency during the twelve-month period ending on the June 30th immediately preceding such August 1st.  In addition, upon termination of this Agreement, the Lessee shall submit to the Agency an employment report with respect to both the Lessee and, where so stated, the Tenants, substantially in the form of Schedule B hereto, certified as to accuracy by an Authorized Representative of the Lessee, and shall attach thereto a copy of the Lessee’s final payroll report evidencing the total number of employees employed by the Lessee during the most recent period commencing July 1 of the previous year and ending June 30 of the year of the obligation of filing such report.  Annually, by July 31 of each year, commencing on July 1, 2007, until the termination of this Agreement, the Lessee shall submit to the Agency the contact and location report substantially in the form attached hereto as Schedule C.

(b)                                 The Lessee shall ensure that all employees and applicants for employment with the Lessee with regard to the Facility are afforded equal employment opportunities without discrimination.  Except as is otherwise provided by collective bargaining contracts or agreements, new employment opportunities created at the Lessee as a result of the Project shall be listed with the New York State Department of Labor Community Services Division, and with the administrative entity of the service delivery area created by the Workforce Investment Act of 1998 (P.L. No. 105-220) in which the Facility is located.  Except as is otherwise provided by collective bargaining contracts or agreements, the Lessee agrees, where practicable, to consider first, and cause each of its Affiliates at the Facility to consider first, persons eligible to participate in the Workforce Investment Act of 1998 (P.L. No. 105-220) programs who shall be referred by administrative entities of service delivery areas created pursuant to such act or by the

4

Community Services Division of the New York State Department of Labor for such new employment opportunities.

(c)                                  The Lessee hereby authorizes any private or governmental entity, including but not limited to The New York State Department of Labor (“DOL”), to release to the Agency and/or the New York City Economic Development Corporation (“EDC”), and/or to the successors and assigns of either (collectively, the “Information Recipients”), any and all employment information under its control and pertinent to the Lessee and the employees of the Lessee to enable the Agency and/or EDC to comply with its reporting requirements required by New York City Local Law 48 of 2005 and any other applicable laws, rules or regulations.  In addition, upon the Agency’s written request, the Lessee shall provide to the Agency any employment information in the possession of the Lessee which is pertinent to the Lessee and the employees of the Lessee to enable the Agency and/or EDC to comply with its reporting requirements required by New York City Local Law 48 of 2005 and any other applicable laws, rules or regulations.  Information released or provided to Information Recipients by DOL, or by any other governmental entity, or by any private entity, or by the Lessee, or any information previously released as provided by all or any of the foregoing parties (collectively, “Employment Information”) may be disclosed by the Information Recipients in connection with the administration of the programs of the Agency, and/or EDC, and/or the successors and assigns of either, and/or The City of New York, and/or as may be necessary to comply with law; and, without limiting the foregoing, the Employment Information may be included in (x) reports prepared by the Information Recipients pursuant to New York City Local Law 48 of 2005, (y) other reports required of the Agency, and (z) any other reports required by law.  This authorization shall remain in effect throughout the term of this Agreement.

(d)                                 Nothing in this Section shall be construed to require the Lessee to violate any existing collective bargaining agreement with respect to hiring new employees.

(e)                                  Additionally, the Lessee shall submit to the Agency, together with Schedule B referred to above, a letter of representation that there are no existing tenants at the Project other than the Lessee and tenants authorized pursuant to this Agreement and the Ground Lease.

Section 6.13                             Subtenant Survey.  The Lessee shall file with the Agency by January 1 and July 1 of each year, commencing January 1, 2007, a certificate of an Authorized Representative of the Lessee with respect to all subtenancies in effect at the Facility, in the form attached hereto as Schedule D.

(ii)                                  Promptly following the execution of each Tenant Lease, the Lessee shall deliver to the Agency:

(1)                                 written notice of such Tenant Lease setting forth the name of the Tenant, the square footage of the Facility which shall be demised under such Tenant Lease, the intended use of the demised premises, and the term of such Tenant Lease (including any renewal options);

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(2)                                 a certificate of an Authorized Representative of the Lessee to the effect that, to the best of its knowledge, and based in part upon a representation of such Tenant, either (A) such Tenant’s occupancy of the Facility will not result in the removal of a plant or facility of such Tenant located outside of the City (but within the State) to the Facility or in the abandonment of one or more of such plants or facilities of such Tenant located outside of the City (but within the State), or (B) such Tenant’s location at the Facility is reasonably necessary to discourage such Tenant from removing its business to a location outside of the State or is reasonably necessary to preserve such Tenant’s competitive position in its industry;

(3)                                 a certificate of an Authorized Representative of the Lessee to the effect that the Tenant Lease obligates the Tenant to timely provide to the Lessee the information that the Lessee needs in order to satisfy the reporting requirements of the Lessee under Sections 6.9 and 6.13 hereof and Sections 9.2(b)(ii)(2) and 9.2(b)(ii)(4) hereof; and

(4)                                 a certificate of the Authorized Representative of the Lessee to the effect that, to the best of its knowledge, and based in part upon a representation of such Tenant, neither such Tenant, not any Person which controls such tenant, nor any Principals of such Tenant, is a Prohibited Person.

6

EMPLOYMENT AND BENEFITS REPORT

FOR THE FISCAL YEAR JULY 1, 20   TO JUNE 30, 20   (THE “REPORTING YEAR”)

In order to comply with State and Local Law reporting requirements, the Company is required to complete and return this form to NYCIDA, 110 William Street, Attention:  Compliance, New York, NY 10038 no later than the next August 1 following the Reporting Year.  PLEASE SEE THE ATTACHED INSTRUCTIONS AND DEFINITIONS OF CAPITALIZED TERMS USED ON THIS PAGE.

Please provide your NAICS Code (see http://www.census.gov.gov/epcd/www/naics.html):
If you cannot determine your NAICS Code, please Indicate your industry type:
1. Number of permanent Full-Time Employees as of June 30 of the Reporting Year
2. Number of non-permanent Full-Time Employees as of June 30 of the Reporting Year
3. Number of permanent Part-Time Employees as of June 30 of the Reporting Year
4. Number of non-permanent Part-Time Employees as of June 30 of the Reporting Year
5. Number of Contract Employees as of June 30 of the Reporting Year
6. Total Number of employees of the Company and Its Affiliates Included in Items 1, 2, 3 and 4
Please attach the NYS-45 Quarterly Combined Withholding, Wage Reporting and Unemployment Insurance Return for the period including June 30 of the Reporting Year.
7. Number of employees included in item 6 above who reside in the City of New York
8. Do the Company and its Affiliates offer health benefits to alt Full-Time Employees?	Y N (please circle Y or N)
Do the Company and its Affiliates offer health benefits to alt Part-Time Employees?	Y N (please circle Y or N)
If the answer to It m 6 above is 250 or more employees, please complete Item 9 through 13 below:
9. Number of employees in Item 6 who are “Exempt”
10. Number of employees in Item 6 who are “Non-Exempt”
11. Number of employees in item 10 that earn up to $25,000 annually
12. Number of employees in item 10 that earn $25,001 - $40,000 annually
13. Number of employees in item 10 that earn $40,001 - $50,000 annually
14 through 16, indicate the value of the benefits realized at Project Locations during the Reporting Year:
14. Value of sales and use tax exemption benefits	$
15. Value of Commercial Expansion Program (“CEP”) benefits	$
16. Value of Relocation and Employment Assistance Program (“REAP”) benefits	$
17. Were physical improvements made to any Project Location during the Reporting Year at a cost exceeding 10% of the current assessed value of the existing improvements at such Project Location?	Y N (please circle Y or N)

If the Company and/or its Affiliates have applied for Industrial and Commercial Incentive Program (“ICIP”) benefits for new physical improvements at Project Location (s), please provide the ICIP application numbers).

#

Certification:  I, the undersigned, an authorized officer or principal owner of the Company/Affiliate/Tenant, hereby certify to the best of ray knowledge and belief, that all information contained in this report is true and complete.  This Form and information provided pursuant hereto may be disclosed to the New York City Economic Development Corporation (“NYCEDC”) and New York City Industrial Development Agency (“NYCIDA”) and may be disclosed by NYCEDC and NYCIDA in connection with the administration of the programs of NYCEDC and/or NYCIDA and/or the City of New York; and, without limiting the foregoing, such information may be included in (x) reports prepared by NYCEDC pursuant to New York City Charter Section 1301 et. seq., (y) other reports required of NYCIDA or NYCEDC, and (z) any oilier reports or disclosure required by law.

Entity Name:

Signature By:	Date:

Name (print):	Title:

DEFINITIONS:

“Affiliate” is (i) a business entity in which more than fifty percent is owned by, or is subject to a power or right of control of, or is managed by, an entity which is a party to a Project Agreement, or (ii) a business entity that owns more than fifty percent of an entity which is a patty to a Project Agreement or that exercises a power or right of control of such entity.

“Company” includes any entity that is a party to a Project Agreement.

“Contract Employee” is a person who is an independent contractor (i.e., a person who is not an “employee”), or is employed by an independent contractor (an entity other than the Company, an Affiliate or a Tenant), who provides services at a Project Location.

“Financial Assistance” is any of the following forms of financial assistance provided by or at the direction of NYCIDA and/or NYCEDC:  a loan, grant, tax benefit and/or energy benefit pursuant to the Business Incentive Rate (BIR) program or New York City Public Utility Service (NYCPUS) program.

“Full-Time Employee” is an employee who works at least 35 hours per week at a Project Location.

“Part-Time Employee” is an employee who works less than 35 hours per week at a Project Location.

“Project Agreement” is any agreement or instrument pursuant to which an entity received or receives Financial Assistance.

“Project Location” is any location (a) with regard to which Financial Assistance has been provided to the Company and/or its Affiliates during the fiscal year reporting period covered by the Employment and Benefits Report, or (b) that is occupied by the Company and/or its Affiliates at which such entities have employees who are eligible to be reported per the terms of the Project Agreement with the Company and/or its Affiliates.

“Tenant” is a tenant or subtenant (excluding the Company and its Affiliates) that teases or subleases facilities from the Company or its Affiliates (or from tenants or subtenants of the Company or its Affiliates) at any Project Location.

ITEM INSTRUCTIONS For each Project Agreement, please submit one report that covers (i) the Company and its Affiliates and (ii) Tenants and subtenants of Tenants at all Project Locations covered by the Project Agreement.  Each Tenant must complete items 1-5, 15 and 16 on this form with regard to itself and its subtenants and return it to the Company.  The Company must include in its report information collected by the Company from its Affiliates and Tenants.  The Company must retain for six (6) years all forms completed by its Affiliates and Tenants and at NYCIDA’S request must permit NYCIDA upon reasonable notice to inspect such forms and provide NYCIDA with a copy of such forms.  The Company must submit to NYCIDA copies of this form completed by each Tenant.

1-4.                           Items 1,2,3 and 4 must be determined as of June 30 of the Reporting Year and must include all permanent and non-permanent Full-Time Employees and Part-Time Employees at all Project Locations, including, without limitation, those employed by the Company or its Affiliates and by Tenants and subtenants of Tenants at the Project Locations.  Do not include Contract Employees in Items 1, 2, 3 and 4.

5.                                      Report all Contract Employees providing services to the Company and its Affiliates and Tenants and subtenants of Tenants at all Project Locations.

6-14.                    Report information requested only with respect to the Company and its Affiliates at all Project Locations.  For item 6, report only the permanent and non-permanent Full-Time Employees and Part-Time Employees of the Company and its Affiliates.  Do not report employees of Tenants and subtenants of Tenants.  Do not report Contract Employees.

9.                                      Indicate the number of employees included in item 6 who are classified as “Exempt”, as defined in the federal Fair Labor Standards Act.  Generally, are Exempt employee is not eligible for overtime compensation,

10.                               Indicate the number of employees included in item 6 who are classified as “Non-Exempt”, as defined in the federal Fair Labor Standards Act.  Generally, a Non-Exempt employee is eligible for overtime compensation.

14.                               Report all sales and use tax exemption benefits realized at all Project Locations by the Company and its Affiliates and granted by virtue of the exemption authority of NYCIDA or the City of New York.  Do not include any sales and use tax savings realized under the NYS Empire Zone Program.

15.                               Report all CEP benefits received by the Company and its Affiliates and any Tenants and subtenants of Tenants at all Project Locations.  CEP is a package of tax benefits designed to help qualified businesses to relocate or expand in designated relocation areas in New York City.  For more information regarding CEP, please visit http://www.nyc.gov/dof.

16.                               Report all REAP benefits received by the Company and its Affiliates and any Tenants and subtenants of Tenants at all Project Locations.  REAP is designed to encourage qualified businesses to relocate employees to targeted areas within New York City.  REAP provides business income tax credits based on the number of qualified jobs connected to the relocation of employees.  For more information regarding REAP, please visit http://www.nyc.gov/dofA

450 E. 29th St., NY, NY/ Kadmon Pharmaceuticals, LLG

EXHIBIT J TO LEASE

FORM OF GUARANTY

[See attached]

Copyright © 2005, Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidentiality and Proprietary  - Do Not Copy or Distribute.  Alexandria and the Alexandria logo are registered trademarks of Alexandria Real Estate Equities, Inc.

1

GUARANTY OF LEASE

THIS GUARANTY OF LEASE (“Guaranty”) is made as of October       , 2010, by Samuel D. Waksal, an individual and resident of the State of New York (“Guarantor”), in favor of ARE-East River Science Park, LLC, a Delaware limited liability company (“Landlord”), in connection with that certain lease agreement dated of even date herewith (the “Lease”) pursuant to which Landlord leases to Kadmon Pharmaceuticals, LLC, a Delaware limited liability company (the “Tenant”), the premises located at the 16th Floor and the 5th Floor of 450 East 29th Street, New York, NY 10016 (the “Premises”).  Guarantor is the Chief Executive Officer of Tenant as well as an equity holder of Tenant and Guarantor will derive substantial financial benefit from the Lease.  As a material inducement to and in consideration of Landlord’s entering into the Lease, Landlord having indicated that it would not enter into the Lease without the execution of this Guaranty, Guarantor does hereby agree with Landlord as follows:

(1)                                 Subject to Section 2 hereof, Guarantor does hereby unconditionally guarantee, without deduction by reason of set off, defense or counterclaim, as a primary obligor and not as a surety, and promises to perform and be liable for any and all obligations and liabilities of Tenant under the terms of the Lease, including without implied limitation the Tenant’s obligation to pay such rents, charges, costs and impositions as are set forth in the Lease (expressly including, without limitation, the payment by Tenant as and when due of fixed annual rent, additional rent (including without limitation tax payments, operating payments, electricity and other utilities), the amount of any portion of the security deposit which Tenant is obligated to deliver or restore, such that at all times the security deposit held by Landlord is the full amount required under the Lease, and all other sums and charges payable by Tenant under the Lease), and the payment of any and all damages for which Tenant shall be liable by reason of any act or omission contrary to any of said covenants, agreements, terms, provisions or conditions of the Lease or for which Guarantor shall be liable by reason of any act or omission contrary to any of the covenants, agreements, terms, provisions or conditions of this Guaranty (collectively, the “Obligations”).  Guarantor further agrees to defend with counsel acceptable to Landlord, and to indemnify and save Landlord harmless from and against any and all loss, cost, damage or liability arising out of any breach by Tenant of any of the terms, conditions and covenants of the Lease, or out of any breach of warranty or misrepresentation made by Tenant under the Lease or heretofore or hereafter made to Landlord, including reasonable attorneys’ fees and any other costs incurred by Landlord in connection therewith.

(2)                                 Guarantor’s liability pursuant to this Guaranty shall be limited to:  (i) the full and faithful keeping, performance, observance and payment of those Obligations as accrue up to the date that is the date Tenant vacates and surrenders the Premises in the condition required under the Lease (including, without limitation, with all Hazardous Materials Clearances (as defined in the Lease) in place) and, free of claims of occupancy by third parties, and removes its property therefrom, delivers the key(s) to Landlord and gives written notice, executed by Tenant, to Landlord that it has vacated and surrendered possession of the Premises and that the approved Surrender Plan (as defined in the Lease) has been completed to Landlord’s reasonable satisfaction; and plus (ii) the payment of all costs and expenses incurred by Landlord, including, without limitation, reasonable attorneys’ fees and disbursements, in connection with enforcing the terms and provisions of this Guaranty and the exercise by Landlord of any remedy permitted hereunder or at law or in equity as against Guarantor.

(3)                                 Direct Enforcement.  The undertakings contained in this Guaranty shall be the personal liability of Guarantor.  Guarantor acknowledges that after any event of default by Tenant in the performance of any term, condition or covenant of the Lease, the liability of Guarantor under this Guaranty shall be primary and that, in the enforcement of its rights, Landlord shall be entitled to look to Guarantor for the performance of the obligations of Tenant which Guarantor has guaranteed, without first commencing any action or proceedings against Tenant, and likewise, enforcement of Landlord’s rights against Tenant shall not impair the right of Landlord to enforce this Guaranty, and any such action by Landlord shall not operate as a release of the liability of Guarantor under this Guaranty.  The guaranteed obligations include both payment and performance.  The obligations of the Guarantor shall be absolute and unconditional and shall not be subject to any offset, defense (other than full and timely payment and performance of all obligations hereby guaranteed) or counterclaim of Guarantor and shall remain in full force and effect, subject to Section 2 above.  This is a continuing guaranty.

(4)                                 If Tenant shall at any time default in the performance or observance of any of the terms, covenants or conditions in the Lease on Tenant’s part to be kept performed or observed, Guarantor will keep, perform and observe same, as the case may be, in the place and stead of Tenant.

(5)                                 The obligations of Guarantor hereunder shall not be released by Landlord’s receipt, application or release of any security given for the performance and observance of any covenant or condition in the Lease on Tenant’s part to be performed or observed, regardless of whether Guarantor consents thereto or receives notice thereof.

(6)                                 either the giving nor the withholding by Landlord of any consent or approval provided for in the Lease shall affect in any way the obligations hereunder of Guarantor.

(7)                                 The liability of Guarantor hereunder shall in no way be affected by (a) the release or discharge of ‘Tenant in any creditor’s receivership, bankruptcy or other proceeding; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease resulting from the operation of any present or future provision of the Bankruptcy Act or other statute or from the decision in any court; (c) the rejection of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Tenant; (e) any disability or other defense of Tenant; (f) the cessation from any cause other than as provided under the Lease whatsoever of the liability of Tenant; (g) the exercise by Landlord of any of its rights or remedies reserved under the Lease or by law; or (h) any termination of the Lease.

(8)                                 Subject to Section 2 hereof, Guarantor agrees that none of its obligations and no right against Guarantor hereunder shall in any way be discharged, impaired, or otherwise affected by any extension of time for, or by any partial or complete waiver of the performance of any of Tenant’s obligations under the Lease, or by any other alteration, amendment, assignment, expansion, extension, or modification in or to the Lease, or by any release or waiver of any term, covenant or condition of the Lease, or by any delay in the enforcement of any rights against Tenant, Guarantor or any other person or entity under the Lease or by reason of any release of any other guaranty with respect to the Lease or by reason of the release, addition or substitution of any guarantors with respect to the Lease.  Without limitation, Guarantor agrees that the Lease may be altered, amended, assigned, expanded, extended or modified from time to time on such terms and provisions as may be satisfactory to Landlord and Tenant without notice to or further assent by Guarantor, and Guarantor hereby waives notice of acceptance of this Guaranty, notice of any obligations guaranteed hereby or of any action taken or omitted in reliance hereon, and notice of any defaults of Tenant under the Lease and unconditionally and irrevocably waives presentment, demand for payment or performance, protest, notice of dishonor, nonpayment or nonperformance of any such obligations, suit or taking of other action by Landlord against, and any other notice to, any party liable thereon and unconditionally and irrevocably waives suretyship defenses generally, other than full and timely payment and performance of all obligations hereby guaranteed, and Guarantor agrees to cause Tenant to preserve the enforceability of all instruments hereby guaranteed, as modified with Landlord’s consent, and to cause Tenant to refrain from any act or omission which might be the basis for a claim that Guarantor has any defense to Guarantor’s obligations hereunder, exclusive only of the defense that Tenant has fully and timely paid and performed all obligations hereby guaranteed.  No invalidity, irregularity or unenforceability of all or any part of such obligations or of any security therefor and no insolvency, bankruptcy, liquidation proceeding or dissolution affecting Tenant or Guarantor shall affect, impair or be a defense to this Guaranty.

(9)                                 Guarantor represents and warrants to Landlord as follows:

(a)                                 the Lease hereby guaranteed, as originally delivered and as modified, amended or supplemented, has been duly authorized and is the legal, valid and binding obligation of Tenant;

(b)                                 this Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms; and

(c)                                  (i) Guarantor is not on any list of specially designated nationals and blocked persons subject to financial sanctions, trade embargos, economic sanctions, or other prohibitions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control (“OFAC”) or any other similar list maintained by OFAC, (ii) Guarantor is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation on any such list or any other person, group, entity, nation or transaction banned or blocked pursuant to any law, order, rule or regulation that is enforced or administered by OFAC and (iii) Guarantor is not entering into this Guaranty or otherwise engaging in the transactions described herein directly or indirectly on behalf of, or instigating or facilitating this Guaranty or this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.

(10)                          This instrument is intended to be fully effective in accordance with its terms notwithstanding any exculpatory provisions inconsistent herewith contained in the Lease.

(11)                          Guarantor agrees that no invalidity of any term of this Guaranty or the Lease shall affect or impair Guarantor’s liability under this Guaranty.

(12)                          Subject to Section 2 above, until all of Tenant’s obligations under the Lease are fully performed, Guarantor:  (a) shall have no right of subrogation against Tenant, any other guarantor or any subtenant or other occupant of the Premises as a result of actions taken or amounts paid in connection with or relating to this Guaranty or to the Lease until the payment in full of all obligations guaranteed hereunder and of all obligations of any additional or successor guarantor or of Tenant to Landlord under the Lease (irrespective of any termination thereof); and (b) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant under, arising out of or related to the Lease or Tenant’s use of the Premises.  Furthermore, from and after the occurrence of any default by Tenant in the performance of any term, condition, covenant or obligation under the Lease, Guarantor agrees that it will not accept or receive any dividend, payment or reimbursement from Tenant, including any payment on account of any indebtedness from Tenant to Guarantor, and that if Guarantor does then receive any such dividend, payment or reimbursement the same shall be held in trust for Landlord and forthwith will be turned over to Landlord in the form received.

(13)                          The liability of Guarantor and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and Guarantor relating to the Lease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law.

(14)                          This Guaranty applies to, inures to the benefit of and binds all parties hereto, and their successors and assigns.  This Guaranty may be assigned by Landlord voluntarily or by operation of law.

(15)                          If Landlord desires to sell, finance or refinance the Premises, or any part thereof, Guarantor hereby agrees to deliver to any lender or buyer designated by Landlord such financial statements of Guarantor as may be reasonably required by such lender or buyer.  Such statements shall include the past three (3) years’ financial statements of Guarantor.  All such financial statements shall be received by Landlord in confidence and shall be used only for the foregoing purposes.

(16)                          If Landlord shall be obligated by reason of any bankruptcy, insolvency, other legal proceeding or for any other reason to pay or repay to Tenant or to Guarantor or to any trustee, receiver or other representative of either of them, any amounts constituting Obligations previously paid by Tenant or Guarantor pursuant to this Guaranty, Guarantor shall, notwithstanding any revocation or termination of this Guaranty or the termination of the Lease, reimburse Landlord for any such payment or repayment and this Guaranty shall extend to the extent of such payment or repayment made by Landlord, except to the extent, if any, that such payment or repayment is prohibited by law or that such payment or repayment constitutes merely a reimbursement of any overpayment.  Landlord shall not be required to litigate or otherwise dispute its obligation or make such payment or repayment if in good faith and on written advice of counsel Landlord believes that such obligation exists.

(17)                          Guarantor shall, at any time and from time to time, within ten (10) business days following request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications) and that to the best of Guarantor’s knowledge, Guarantor is not in default hereunder (or if there is such a default, describing such default in reasonable detail).

(18)                          Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions shall nevertheless be effective.

(19)                          The waiver or failure to enforce any provision of this Guaranty shall not operate as a waiver of any other breach of such provision or any other provisions hereof.

(20)                          When the context and construction so requires, all words used in the singular herein shall be deemed to have been used in the plural.  The word “person” as used herein shall include an individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever.

(21)                          If either party hereto participates in an action against the other party arising out of or in connection with this Guaranty, the prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, collection costs and other costs incurred in and in preparation for the action.

(22)                          This Guaranty sets forth the entire agreement and understanding of Landlord and Guarantor, and Guarantor absolutely, unconditionally and irrevocably waives any and all right to assert any defense, set-off, counterclaim or cross-claim of any nature whatsoever with respect to this Guaranty or the obligations of any other person or party (including, without limitation, Tenant) relating to this Guaranty or the obligations of Guarantor hereunder or otherwise with respect to the Lease in any action or proceeding brought by Landlord with respect to the Lease, this Guaranty or the obligations of Guarantor hereunder (including without limitation all defenses based on suretyship).  No oral or other agreements, understandings, representations or warranties exist with respect to this Guaranty or with respect to the obligations of Guarantor hereunder except as specifically set forth in this Guaranty.  No provision of this Guaranty or right of Landlord hereunder may be waived nor may any guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer of Landlord.

(23)                          Guarantor agrees that this Guaranty shall be governed by and construed in accordance with the laws of the State of New York.  Guarantor hereby irrevocably agrees that any legal action, suit or proceeding against Guarantor in connection with this Guaranty or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be brought in the United States Courts for the Southern District of New York, or in the courts of the State of New York having subject matter jurisdiction, as Landlord may elect, and, by execution and delivery of this Guaranty, Guarantor hereby irrevocably accepts and submits to the venue and non-exclusive jurisdiction of each of the aforesaid courts in persona, generally and unconditionally with respect to any such action, suit, or proceeding for itself and in respect of its property.  Guarantor further agrees that final judgment against Guarantor in any action, suit, or proceeding referred to herein shall be conclusive and may be enforced in any other jurisdiction, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness.

(24)                          The term “Landlord” whenever used herein refers to and means the Landlord in the foregoing Lease specifically named and also any assignee of said Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee of such Lease or any part thereof whether by assignment or otherwise.  The term “Tenant” whenever used herein refers to and means the Tenant in the foregoing Lease specifically named and also any assignee of said Tenant, assignee or sublessee of such Lease or any part thereof, whether by assignment, sublease or otherwise.

(25)                          Any notice or other communication to be given under this Agreement by either party to the other will be in writing and delivered personally or mailed by certified mail, postage prepaid and return receipt requested, or delivered by an express overnight delivery service, charges prepaid, or transmitted by facsimile, as follows:

If to Landlord:	ARE-East River Science Park, LLC 385 East Colorado Blvd., Suite 299 Pasadena, CA 91101 Attention: Corporate Secretary

If to Guarantor:	Samuel D. Waksal (See signature page)

Any address or name specified above may be changed by a notice given by the addressee to the other party in accordance with this numbered paragraph.  Any notice will be deemed given and effective (i) if given by personal delivery, as of the date of delivery in person; or (ii) if given by mail, upon receipt as set forth on the return receipt; or (iii) if given by overnight courier, one (1) business day after timely deposit with the courier; or (iv) if given by facsimile, upon receipt of the appropriate confirmation of transmission by facsimile.  The inability to deliver because of a changed address of which no notice was given or the rejection or other refusal to accept any notice will be deemed to be the receipt of the notice as of the date of such inability to deliver or the rejection or refusal to accept.

(26)                          Waiver of Jury Trial.  THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY(IES) AGAINST ANY OTHER PARTY(IES) ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTY OR THE RELATIONSHIP OF THE PARTIES CREATED HEREUNDER.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

SAMUEL D. WAKSAL, Guarantor

Primary Residence:

Social Security Number: